UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XENCOR, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2025
Fellow stockholder,
Xencor is a clinical development-stage biotechnology company advancing cutting-edge XmAb® engineered antibodies for patients affected by cancer and autoimmune disease. The plug-and-play nature of our XmAb Fc domains and our protein engineering expertise have enabled a broad pipeline of antibody-based drug candidates being developed for patients with high unmet clinical needs. We employ a focused approach to our research and development to provide best-in-class potential, with a long-term goal of commercializing our own medicines.
In September 2024, we presented a refreshed and focused clinical pipeline that draws on our exceptional strengths at engineering proteins and solving complex biological problems. We believe that the evolution of our pipeline moves us toward our strengths while minimizing biological uncertainty. Now in 2025, we are focused on advancing a pipeline of targeted T-cell engaging bispecific antibodies, such as XmAb819 (ENPP3 x CD3) and XmAb541 (CLDN6 x CD3), which we believe hold great potential for the treatment of patients with cancer, and plamotamab (CD20 x CD3) and XmAb657 (CD19 x CD3), which are designed to deplete autoreactive B cells, a validated approach for improving the outcomes of patients with autoimmune diseases.
An additional pillar of our pipeline is our set of two programs targeting the cytokine TL1A, where recent clinical evidence has validated TL1A as a key pathway in inflammatory bowel disease (IBD). XmAb942 is a high potency, extended half-life anti-TL1A antibody that may solve several liabilities presented by the first-generation anti-TL1A molecules. And our follow-on TL1A x IL-23p19 bispecific antibody could be a first-in-class molecule that in a single drug product could shut down two important inflammatory signaling pathways in IBD and could be a potentially transformative medicine for patients and clinicians, while avoiding the complexity of dosing two separate drugs. XmAb819, XmAb541, and XmAb942 are currently enrolling subjects into Phase 1 clinical studies, and we anticipate initiating a Phase 1b/2a study of plamotamab in patients with rheumatoid arthritis in the first half of 2025, followed by initiations during the second half of the year of a first-in-human study of XmAb657. XmAb942 is expected to enter a Phase 2 study in ulcerative colitis, the most common type of IBD, before the end of 2025.
We look forward to further progress across our partnered pipeline, with multiple candidates now being evaluated in or soon entering Phase 3 studies. We ended 2024 with cash, cash equivalents and marketable securities of $706.7 million, and under our current operating plans, we believe we can reach meaningful clinical decision points for all our active programs, focusing our resources on what we believe to be our biggest value drivers.
At this upcoming annual meeting, we are asking for stockholders to vote FOR the proposed amendment and restatement of our 2023 Equity Incentive Plan to increase the authorized shares reserved for issuance thereunder. Xencor’s future success depends on the ability to attract, retain and motivate highly qualified individuals across our entire organization, as competition for talent in the oncology and autoimmune fields of the biotechnology industry is expected to remain exceptionally strong. Our request for additional shares represents approximately 4.2% of our outstanding shares as of March 31, 2025, and is designed to last one year, and our research indicates that this is in line with other companies in the biotechnology industry. We believe our request is reasonable and necessary, taking a holistic and industry-based approach to evaluating equity proposals.
We appreciate your perspective. You are invited and most welcome to join us at our 2025 Annual Meeting of Stockholders on Thursday, June 12, 2025 at 1:00 p.m. PT at our laboratories and headquarters in Pasadena, California. As always, please reach out to our investor relations personnel to help increase your understanding of our business strategy and corporate governance practices.

Bassil I. Dahiyat, Ph.D.
President, Chief Executive Officer and Director

XENCOR, INC.
465 North Halstead Street, Suite 200
Pasadena, CA 91107
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Xencor, Inc., a Delaware corporation (the “Company”) to be held on Thursday, June 12, 2025 at 1:00 p.m. Pacific Time at the Company’s headquarters, 465 North Halstead Street, Suite 200, Pasadena, California 91107. We are holding the meeting for the following purposes:
1.To elect the eight nominees to the Board of Directors named in the accompanying Proxy Statement to serve until the next annual meeting and until their successors are duly elected and qualified;
2.To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025;
3.To approve the proposed amendment and restatement of the Company's 2023 Equity Incentive Plan to increase the number of authorized shares reserved for issuance thereunder by 3,000,000 shares;
4.To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement; and
5.To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice (the “Proxy Statement”).
The record date for the annual meeting is April 15, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. This Notice is being mailed to all stockholders of record entitled to vote at the annual meeting on or about April 24, 2025.
Our Board of Directors recommends that you vote FOR the election of each of the director nominees and FOR Proposals 2, 3 and 4.
If we decide to make any change in the date, time or location, or to hold the annual meeting virtually by remote communication, an announcement of such changes will be made through a press release that will also be filed with the Securities and Exchange Commission as additional proxy materials and we will post details on our website at https://investors.xencor.com. Please check our website in advance of the date of the annual meeting if you are planning to attend in person. If we elect to hold a virtual meeting, this will not have any impact on your ability to vote by proxy using the enclosed proxy card, vote by proxy on the internet or vote by proxy over the telephone, each as explained in the Proxy Statement. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors

Pasadena, California	Celia E. Eckert
Secretary
April 23, 2025

You are cordially invited to attend the annual meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 12, 2025: Our Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 will be available at www.proxydocs.com/XNCR.

TABLE OF CONTENTS

Questions and Answers About These Proxy Materials and Voting	2

Proposal 1 Election of Directors	8

Proposal 2 Ratification of Selection of Independent Registered Accounting Firm	13

Proposal 3 Approval of Proposed Amendment and Restatement of the Company's 2023 Equity Incentive Plan to Increase the Number of Authorized Shares Available for Issuance Thereunder by 3,000,000 Shares	16

Proposal 4 Advisory Vote on Executive Compensation	25

Corporate Governance	26

Report of the Audit Committee of the Board of Directors	30

Director Compensation	33

Transactions with Related Persons	35

Executive Officers	36

Executive Compensation Discussion and Analysis	38

Report of the Human Capital Management & Compensation Committee of the Board of Directors	52

Ratio of Annual Compensation for the CEO to Our Median Employee	62

Security Ownership of Certain Beneficial Owners and Management	63

Pay versus Performance	66

Householding of Proxy Materials	69

Other Matters	70

Annex I - Xencor, Inc. Amended and Restated 2023 Equity Incentive Plan	71

XENCOR, INC.
465 North Halstead, Suite 200
Pasadena, CA 91107
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 12, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as “our Board” or “the Board”) of Xencor, Inc. (“Xencor” or the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 24, 2025 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 24, 2025.
How can I attend the annual meeting?
The meeting will be held on Thursday, June 12, 2025 at 1:00 p.m. local time at the Company’s headquarters, 465 North Halstead Street, Suite 200, Pasadena, California 91107. Directions to the annual meeting may be found on our website at: www.xencor.com. Information on how to vote in person at the annual meeting is discussed below.
If we decide to make any change in the date, time or location, or to hold the annual meeting virtually by remote communication, an announcement of such changes will be made through a press release that will also be filed with the SEC as additional proxy materials and we will post details on our website at https://investors.xencor.com. Please check our website in advance of the date of the annual meeting if you are planning to attend in person.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 15, 2025 will be entitled to vote at the annual meeting. On this record date, there were 71,151,714 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 15, 2025 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy ahead of the meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 15, 2025 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name”. The Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
What matters will be voted on at the annual meeting?
There are four matters scheduled for a vote at the annual meeting:
•Proposal 1: Election of the eight nominees to the Board named in this Proxy Statement to serve until the next annual meeting and until their successors are duly elected and qualified;
•Proposal 2: Ratification of selection by the Audit Committee of the Board of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025;
•Proposal 3: Approval of the amendment and restatement of the Company's 2023 Equity Incentive Plan to increase the number of authorized shares reserved for issuance thereunder by 3,000,000 shares; and
•Proposal 4: Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3 and 4, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the annual meeting or vote by proxy. Proxy votes may be cast either over the telephone, through the internet, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote via the internet, please follow the instructions in the Notice or proxy card.
•To vote by telephone, please follow the instructions in the Notice or proxy card.
•To vote by mail, please complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•To vote in person, please come to the annual meeting and we will give you a ballot when you arrive.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, other agent, or nominee you should have received a Notice containing voting instructions from that organization rather than from Xencor. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in-person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request a proxy form.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Our common stock is the only class of voting stock we have. On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 15, 2025.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in-person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, other agent or nominee how to vote your shares, the question of whether your broker, bank, or other agent will still be able to vote your shares depends on whether the applicable stock exchange deems the particular proposal to be a “routine” matter. Brokers, banks, other agents and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the applicable stock exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank, other agent or nominee may not vote your shares on Proposals 1 or 3 without your instructions but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the election of all eight nominees for director, “For” the ratification of selection by the Audit Committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, “For” the approval of the proposed amendment and restatement of the Company's 2023 Equity Incentive Plan to increase the number of authorized shares available for issuance thereunder by 3,000,000 shares, and “For” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but if we engage a proxy solicitor, it will be paid a customary fee of approximately $12,500, plus out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Xencor, Inc.’s Secretary at 465 North Halstead Street, Suite 200, Pasadena, California 91107.
•You may attend the annual meeting and vote at the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held in “street name” by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2025 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any proposal received after December 24, 2025 will be considered untimely, and will not be included in next year’s proxy materials.
In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 under the Exchange Act must properly submit a proposal in accordance with the Company’s second amended and restated bylaws (the “Bylaws”). Pursuant to the Bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your written request must be received by the Secretary for Xencor, Inc. between February 12, 2026 and March 14, 2026. However, if our 2026 Annual Meeting of Stockholders is not held between May 13, 2026 and July 12, 2026, under the Bylaws, this notice must be received not later than the close of business on the later of the 90th day prior to our 2026 Annual Meeting of Stockholders or the 10th day following the date on which public announcement of the date of our 2026 Annual Meeting of Stockholders is first made. You are also advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026. All notices should be directed to the attention of the Secretary of Xencor, Inc. at 465 North Halstead Street, Suite 200, Pasadena, California 91107.
While our Board will consider proper stockholder proposals that are properly brought before the 2026 Annual Meeting of Stockholders, we reserve the right to omit from next year’s proxy materials stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposals 2, 3 and 4, votes “For” and

“Against,” abstentions and, if applicable, broker non-votes. We do not expect to have broker non-votes on Proposal 2. The Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the shares present or represented by proxy at the meeting and entitled to vote are in favor of such action, and the directors are elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote generally on the election of directors. Therefore, abstentions are not relevant to Proposal 1 and will have the same effect as “Against” votes with respect to Proposals 2, 3 and 4.
Abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting. A broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the applicable stock exchange to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
➢    For Proposal 1, the election of directors, the eight nominees receiving the most “For” votes from the holders of shares voting in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the election of directors will be elected. Only votes “For” are counted in determining whether a plurality has been cast in favor of a director nominee. If you “Withhold” authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “Withhold” vote, your shares will be counted for purposes of determining whether there is a quorum but will not otherwise affect the outcome.
➢    To be approved, Proposal 2, ratifying the selection by the Audit Committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, we must receive “For” votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Because Proposal 2 is considered to be “routine”, we do not expect any broker non-votes on Proposal 2.
➢    To be approved, Proposal 3, approving the proposed amendment and restatement of the Company's 2023 Equity Incentive Plan to increase the number of authorized shares available for issuance thereunder by 3,000,000 shares, we must receive “For” votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Because Proposal 3 is considered to be “non-routine”, broker non-votes will have no effect on the outcome.
➢    To be approved, Proposal 4, approving, by a non-binding advisory vote, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, we must receive “For” votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Because Proposal 4 is considered to be “non-routine”, broker non-votes will have no effect on the outcome.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 71,151,714 shares outstanding and entitled to vote. Thus, the holders of 35,575,858 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent or nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results, and within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the annual meeting?
Each of the eight director nominees set forth herein has an interest in Proposal 1 as each of them is either a nominee for director and is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered accounting firm. Members of our Board and our executive officers have an interest in Proposal 3, the approval of the proposed amendment and restatement of the Company's 2023 Plan (as defined below) to increase the number of authorized shares available for issuance thereunder by 3,000,000 shares, as members of our Board and our executive officers are eligible to receive awards under the A&R 2023 Plan (as defined below). Our named executive officers have an interest in Proposal 4, the compensation of the named executive officers, as executive officer compensation is subject to this non-binding advisory vote.

PROPOSAL 1
ELECTION OF DIRECTORS
BOARD SELECTION AND REFRESHMENT
Our Board has delegated responsibility for the review and recommendation of director nominees to the Nominating and Corporate Governance Committee. Upon the recommendation of the Company’s Nominating and Corporate Governance Committee (our “Nominating Committee”), a slate of directors is nominated by the Board and submitted to a stockholder vote annually. The Nominating Committee also reviews and recommends candidates for the Board as vacancies or newly created positions occur.
CONSIDERATIONS
The Nominating Committee identifies a diverse pool of potential director candidates for nomination using sources such as independent search firms and director recommendations. Potential candidates are comprehensively reviewed and interviewed by members of the Nominating Committee and other Board members, including our lead independent director. During these interviews, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the current mix of competencies and diversity of the Board. At the same time, we conduct due diligence and solicit feedback from other external sources.
Our Board currently consists of nine directors, and there are eight nominees for director this year. On September 30, 2024, Ms. Rosa-Bjorkeson provided notice to the Board of her intent not to stand for reelection to the Board at the meeting. Following the meeting, assuming each of the eight nominees is reelected, the size of our Board will automatically decrease to eight directors.
Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. It is our policy to invite nominees for Board membership to attend the annual meeting. Five directors attended our 2024 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present at the annual meeting or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the highest number of affirmative votes will be elected. Although the Bylaws provide that all elections of directors shall be determined by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors, it is the policy of the Company that any nominee for director in an uncontested election that does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” his or her election) shall submit their offer of resignation for consideration by the Nominating Committee. The Nominating Committee will consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.
NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
The Nominating Committee seeks to assemble a diverse Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members that bring diverse perspectives to complement and strengthen the skills of other members and also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to recommend that person as a nominee. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by our Board. Our Board has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director. There are no family relationships between any director or director nominee and any other director or director nominee or any executive officer. There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 103 or 401(f) of Regulation S-K.

Name	Age(1)	Position Held with the Company

Dr. Bassil I. Dahiyat	54	Director, President and Chief Executive Officer
Dr. Ellen G. Feigal	70	Director
Dr. Kevin C. Gorman	67	Director
Mr. Kurt A. Gustafson	57	Director
Dr. Barbara Klencke	67	Director
Dr. A. Bruce Montgomery	71	Director
Mr. Richard J. Ranieri	73	Director
Mr. Todd E. Simpson	64	Director
_________________________________________
(1)As of April 23, 2025.
Bassil I. Dahiyat, Ph.D. has served as our President and Chief Executive Officer since February 2005 and as a member of our Board since August 1997. He has led the Company in creating a diverse clinical-stage portfolio of engineered antibodies for the treatment of cancer and serious diseases, and has established alliances with leading biopharmaceutical companies that have resulted in three marketed drugs. Dr. Dahiyat has more than 25 years of experience in the biotechnology business, having co-founded Xencor in 1997. From 1997 to 2003, he served as our Chief Executive Officer, and from 2003 to 2005, served as our Chief Scientific Officer. Dr. Dahiyat currently serves on the board of directors of Kodiak Sciences Inc., a publicly traded biopharmaceutical company, and Terray Therapeutics, Inc., a privately held biotechnology company. In 2017, Dr. Dahiyat was awarded the Ernst & Young Entrepreneur of the Year in Technology for the Los Angeles Region and in 2005 was recognized as a technology pioneer by the World Economic Forum. Additionally, Dr. Dahiyat was named one of 2003’s Top 100 Young Innovators by MIT’s Technology Review magazine for his work on protein design and its development for therapeutic applications and has received awards from the American Chemical Society, the Controlled Release Society and the California Institute of Technology. Dr. Dahiyat holds a Ph.D. in chemistry from the California Institute of Technology and B.S. and M.S.E. degrees in biomedical engineering from Johns Hopkins University. We believe that Dr. Dahiyat’s experience in the pharmaceutical industry and as one of our founders qualifies him to serve on our Board.
Ellen G. Feigal, M.D. joined our Board in November 2018. Dr. Feigal has more than 30 years of drug development and healthcare regulatory experience. Dr. Feigal has served as a partner at NDA Partners, a strategy consulting firm, since November 2014, where she leads efforts in designing and executing product development and regulatory strategies in the product areas of biologics, including antibodies, cell and gene therapies, medical imaging, across a broad spectrum of disease areas, with a particular focus on hematology and oncology. She also currently serves as a member of the board of directors of NextCure, Inc., a publicly traded biopharmaceutical company, which she joined in October 2021, and as a member of the board of directors of Prescient Therapeutics Limited, a publicly traded biopharmaceutical company, which she joined in May 2023. Dr. Feigal is also adjunct faculty at the Sandra Day O'Connor College of Law, Arizona State University, a position she has held since April 2015, where she teaches Food & Drug Administration drug law and medical research ethics and law. Dr. Feigal previously served as senior vice president of research and development at the California Institute for Regenerative Medicine from 2011 to 2014; executive medical director, global development, at Amgen, Inc. (“Amgen”) from 2008 to 2011; and chief medical officer at Insys Therapeutics from 2007 to 2008. She was a founding director of the American Course on Drug Development and Regulatory Sciences at the University of California, San Francisco (“UCSF”), which she began in 2006 and directed through 2011. Dr. Feigal’s positions also included director of medical devices and imaging at the Critical Path Institute from 2006 to 2007, and vice president of clinical sciences at the Translational Genomics Research Institute from 2004 to 2007. From 1992 to 2004, she held leadership roles at the National Cancer Institute, where she directed the Division of Cancer Treatment and Diagnosis after serving as deputy director of the division and as a senior investigator in the Cancer Therapy Evaluation Program. Dr. Feigal received her B.S. in biology and M.S. in molecular biology and biochemistry from University of California, Irvine, her M.D. from the University of California, Davis School of Medicine, completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at UCSF. We believe that Dr. Feigal’s leadership and experience in regulatory affairs and drug development and her educational background qualify her to serve on our Board.
Kevin C. Gorman, Ph.D. joined our Board in April 2017. He has more than 30 years of experience in the life science business including senior roles in finance, business development and operations. He currently serves on the board of directors of Neurocrine Biosciences, Inc., a publicly traded biotechnology company (“Neurocrine”), which he joined in January 2008. Dr. Gorman is a founder of Neurocrine and served as its President and Chief Executive Officer from January 2008 to October 2024 after having served as Executive Vice President and Chief Operating Officer since September 2006 and prior to that, as Executive Vice President and Chief Business Officer and Senior Vice President of Business Development. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P., where he was responsible for the early-stage founding of the company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and M.B.A. in finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University. We believe that Dr. Gorman’s experience in biotechnology company leadership roles and his educational background qualify him to serve on our Board.
Kurt A. Gustafson joined our Board in July 2014. Mr. Gustafson has more than 25 years of diverse experience in corporate finance, with 20 years in senior management roles leading the finance departments of multi-faceted, dynamic and growth-oriented biopharmaceutical industry organizations. Mr. Gustafson has served as Chief Financial Officer of OmniAb Inc., a publicly traded biopharmaceutical company, since March 2022. From June 2013 to March 2022, he served as Executive Vice President and Chief Financial Officer of Spectrum Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and from April 2009 to June 2013, he served as Chief Financial Officer at Halozyme Therapeutics, Inc. (“Halozyme”), a publicly traded biopharmaceutical company. Before Halozyme, Mr. Gustafson worked at Amgen for over 18 years holding various positions in finance including Treasurer, Vice President, Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson holds a Bachelor of Arts degree in accounting from North Park University in Chicago and an M.B.A. from University of California, Los Angeles. We believe Mr. Gustafson’s experience in biotechnology company leadership and finance and his educational background qualify him to serve on our Board.
Barbara J. Klencke, M.D. joined our Board in September 2023. Dr. Klencke has more than 20 years of biopharmaceutical product development experience. She currently serves on the boards of directors of TScan Therapeutics, Inc., a publicly traded biopharmaceutical company, which she joined in April 2023, ALX Oncology Holdings, Inc., a publicly traded biopharmaceutical company, which she joined in January 2025, and Immune-Onc, Inc., a privately held biopharmaceutical company, which she joined in September 2022. Dr. Klencke previously served as the Chief Medical Officer and Chief Development Officer of Sierra Oncology, Inc. ("Sierra"), a publicly traded clinical-stage biopharmaceutical company from June 2015 to December 2023, where she built a highly effective clinical development organization and led its strategy and execution, culminating in the approval of OJJAARA® for myelofibrosis after Sierra’s acquisition by GSK. While at Sierra, she concurrently served as a member of the board of directors of Lexent Bio, Inc., a publicly traded biopharmaceutical company, from October 2017 to June 2020. From 2011 to 2015, Dr. Klencke served as senior vice president of global development at Onyx Pharmaceuticals, where she led development and execution for Onyx’s pipeline programs, including the approval of KYPROLIS® for multiple myeloma, through the company’s acquisition by Amgen Inc. in 2013. Between 2003 and 2011, she served as a group medical director at Genentech, where she led product development strategies for several early- and late-stage oncology programs, including KADCYLA®, AVASTIN® and TARCEVA®. Dr. Klencke completed Internal Medicine and Hematology/Oncology training at the University of California, San Francisco and remained there as an Assistant Professor of Medicine in Oncology focusing on clinical research from 1995 to 2002. She holds a B.S. from Indiana University and an M.D. from the University of California, Davis. We believe that Dr. Klencke’s significant scientific expertise in drug development and biotechnology and her educational background qualify her to serve on our Board.
A. Bruce Montgomery, M.D. joined our Board in March 2015. Dr. Montgomery has more than 30 years of drug development, operations and financing experience, including positions at Genentech, Inc., Pathogenesis Corporation, Corus Pharma and Gilead Sciences, Inc. (“Gilead”). From February 2017 to October 2022, he served as Chief Executive Officer and a member of the board of directors of Avalyn Pharma Inc. (formerly Genoa Pharmaceuticals Inc.), a private biotechnology company. From April 2011 to December 2016, he was Chief Executive Officer and a member of the board of directors of Cardeas Pharma Corporation, a private biotechnology company that he founded in 2010. From August 2006 to May 2011, Dr. Montgomery served as Senior Vice President of Gilead and prior to that, served for six years as Chief Executive Officer of Corus Pharma, Inc., a specialized biotechnology company that he founded, which was acquired by Gilead in 2006. While at Gilead, Dr. Montgomery successfully led the development of CAYSTON® as a treatment for cystic fibrosis patients. Dr. Montgomery also served as Executive Vice President of Research and Development at PathoGenesis Corporation until its acquisition by Chiron Corporation in 2000. Dr. Montgomery previously served as a board member for the following publicly traded companies: ZymoGenetics, Inc. (acquired by Bristol-Myers Squibb Company in 2010), Alder BioPharmaceuticals, Inc. (acquired by Lundbeck A/S in 2019) and Cytodyn, Inc. Dr. Montgomery is a board-certified internist and pulmonologist. Dr. Montgomery received his B.S. in chemistry (magna cum laude, Outstanding Chemistry Major (Merck Award)), and M.D. (Alpha Omega Alpha Honor Medical Society) from the University of Washington, Seattle. We believe that Dr. Montgomery’s executive leadership experience in pharmaceutical and biotechnology company drug development and his educational background qualify him to serve on our Board.
Richard J. Ranieri joined our Board in December 2017. Mr. Ranieri has more than 40 years of senior level biopharmaceutical human resource experience. He has served as a senior advisor to BioMarin Pharmaceutical Inc. (“BioMarin”) since January 2019, and from September 2013 through December 2018, he served as executive vice president of human resources and corporate affairs at BioMarin. Previously Mr. Ranieri served as executive vice president, human resources at Dendreon Pharmaceuticals from 2010 to 2013, and as executive vice president, human resources and administration at Sepracor, Inc. from 2008 to 2010. Earlier in his career, Mr. Ranieri served in executive positions at Neurocrine, Genencor International, and SmithKline Beecham. He received a B.A. in social science and accounting from Villanova University, and an M.A. in organizational development from Rider University. We believe that Mr. Ranieri’s leadership experience in human resources with biotechnology organizations qualifies him to serve on our Board.
Todd E. Simpson joined our Board in March 2025. Mr. Simpson has more than 40 years of experience in chief financial officer (CFO) roles at multiple biopharmaceutical companies and in public accounting. Most recently he served as CFO at Seagen Inc. from October 2005 through its acquisition in 2023. As Seagen’s CFO for 18 years, Mr. Simpson played an important role in the development, launch, and commercialization of four oncology drugs across more than a dozen labeled indications in the United States. He was also instrumental in Seagen’s international expansion, leading to the commercialization of medicines in the Americas and Europe. Mr. Simpson led a range of functions including global finance, strategic planning, tax, treasury, corporate real estate, facilities, investor relations, corporate communications and information technologies, among others. Prior to joining Seagen, he served in executive roles at Targeted Genetics, Aastrom Biosciences and Telios Pharmaceuticals. Mr. Simpson currently serves on the board of directors of Shape Therapeutics, a privately held biotechnology company, and he previously served on the boards of directors of Neoleukin Therapeutics, Aquinox Pharmaceuticals, and Life Science Washington (formerly Washington Biotech and Biomedical Association). Mr. Simpson is a certified public accountant (inactive), and early in his career he practiced public accounting with Ernst & Young LLP for nearly a decade. He received a B.S. in Accounting and Computer Science from Oregon State University. We believe Mr. Simpson’s experience in biotechnology company leadership and finance qualify him to serve on our Board.

Board Matrix (as of April 23, 2025)
	Dahiyat	Feigal	Gorman	Gustafson	Klencke	Montgomery	Ranieri	Simpson
Skills and Experience
Financial Expertise	●		●	●	●	●		●
Biotechnology	●	●	●	●	●	●	●	●
Public Company Board	●		●	●	●	●		●
Regulatory		●			●	●
Research & Development	●	●	●		●	●
Senior Management	●		●	●	●	●	●	●
Business Development	●		●	●	●	●		●
Human Capital Management	●		●	●	●	●	●	●
Governance/Business Ethics	●	●	●	●	●	●	●	●
Tenure and Independence
Tenure (years)	27	6	8	10	2	10	7	0
Independence		●	●	●	●	●	●	●
Demographics
Age	54	70	67	57	67	71	73	64
Gender Identity	M	F	M	M	F	M	M	M
Hispanic or Latina
White	●	●	●	●	●	●	●	●
Two or More Races or Ethnicities
Directors who identify as Middle Eastern: 1
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has served as our independent registered public accounting firm since March 3, 2025 and has not audited any of the Company’s prior financial statements. Prior to KPMG LLP’s appointment, RSM US LLP served as our independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

CHANGE IN CERTIFYING ACCOUNTANT
On February 27, 2025, the Audit Committee dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm, effective immediately. RSM served as the Company’s independent registered public accounting firm from 2015 through February 27, 2025.
The reports of RSM on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of RSM on the effectiveness of internal control over financial reporting as of December 31, 2024 and 2023 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2024 and 2023 because of the material weaknesses described below.
During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through February 27, 2025, the Company believes there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference thereto in their reports on the consolidated financial statements for such fiscal years.
During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through February 27, 2025, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company identified the following material weaknesses in the Company’s internal control over financial reporting to have existed as of December 31, 2024 and 2023: (i) a deficiency in the design of controls related to the Company’s review of the accounting treatment of the proceeds from the sale of future royalties as part of our non-routine transactions, and (ii) a deficiency in the design of controls related to the evaluation of certain tax legislation, which together led to the restatement of the Company’s audited financial statements for the year ended December 31, 2023 and the unaudited financial statements for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024. The Company has implemented a remediation plan to address each of these material weaknesses. Additionally, as previously reported, on February 7, 2025, the Company was advised by, and received notice from, RSM that disclosure should be made and action should be taken to prevent future reliance on (i) the Reports of Independent Registered Public Accounting Firm, dated February 28, 2024, relating to the Company’s internal control over financial reporting and consolidated financial statements for the year ended December 31, 2023, and (ii) the completed interim reviews for the interim periods ended March 31, 2024, June 30, 2024 and September 30, 2024, and that RSM has recalled its reports, dated February 28, 2024, on the Company’s 2023 internal control over financial reporting and the 2023 financial statements. Additionally, the Company identified a material weakness in its internal control over financial reporting related to the design and operating deficiencies in the impairment analysis of its equity investment in Zenas, specifically related to securities without a readily determinable fair value, to have existed as of the quarterly periods ended March 31, 2024 and June 30, 2024. This material weakness was remediated as of the quarterly period ended September 30, 2024.
The Company provided RSM with a copy of the foregoing disclosures, and RSM provided a letter, dated March 12, 2025, stating that it agreed with such statements. This letter was included in the Company’s current report on Form 8-K/A, filed with the SEC on March 13, 2025.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and December 31, 2023, by RSM US LLP, the Company’s prior principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2024	2023
	(in thousands)
Audit Fees (1)	$882	$946
Audit-Related Fees (2)	209	169
Tax Fees (3)	10	63
Total	$1,101	$1,178
_________________________________________
(1)Audit fees for 2024 and 2023 were for professional services rendered for the audits of our integrated financial statements and reviews of quarterly financial statements.
(2)Audit-related fees were for assurance and related services that are traditionally performed by our independent registered public accounting firm and not reported under the caption “Audit Fees”.
(3)Tax fees were for professional services rendered for tax compliance, consultation, and planning.
PRE-APPROVAL POLICIES AND PROCEDURES.
The Audit Committee pre-approves all audit and non-audit services rendered by the Company’s independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available on the Corporate Governance section of our website.

PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE XENCOR, INC. 2023 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 3,000,000 SHARES
On April 18, 2025, on the recommendation of the Human Capital Management & Compensation Committee ("HCMCC"), our Board approved an amendment and restatement of the Xencor, Inc. 2023 Equity Incentive Plan (the “2023 Plan” and as amended and restated, the “A&R 2023 Plan”) to increase the number of authorized shares available for issuance thereunder by 3,000,000 shares of common stock, subject to approval by our stockholders at the annual meeting.
On April 20, 2023, on the recommendation of the HCMCC, our Board approved the 2023 Plan, subject to approval by our stockholders at the 2023 Annual Meeting. On June 14, 2023, our stockholders approved the 2023 Plan and it became effective on that date. The 2023 Plan replaced and superseded our 2013 Equity Incentive Plan (the “2013 Plan”) and no awards were granted under the 2013 Plan thereafter.
The Board believes that our future success depends on our ability to attract and retain the best available employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company. The Company’s personnel are our most valuable assets. We believe that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving our personnel an opportunity to hold an ownership stake in the Company, and provide an effective means of recognizing their contributions to our success.
As of March 31, 2025, excluding the proposed share reserve increase, 1,734,971 shares remain available for issuance under the 2023 Plan and 15,751,608 shares were subject to outstanding awards granted pursuant to our 2023 Plan and 2013 Plan. If our stockholders do not approve the amendment and restatement of the 2023 Plan, the 2023 Plan will continue to be administered in its current form. We annually grant ongoing awards to nearly all of our employees in March of each year as part of our long-term incentive compensation structure. Based on our forecasted share usage, we estimate that as of the next planned annual grant date in 2026, our share reserve will be insufficient to grant equity awards consistent with our peers and our historical practices. Competition for qualified personnel in our industry is significant and having a sufficient number of shares available for equity awards is important to enhance our ability to attract and retain senior management, employees and consultants.
If approved by our stockholders, the amendment and restatement of the 2023 Plan will increase the maximum number of shares of common stock available for grant under the 2023 Plan by an additional 3,000,000 shares, from 1,734,971 shares to 4,734,971 shares, all of which are issuable as incentive stock options. There are no other changes to the 2023 Plan.
If the A&R 2023 Plan is approved by our stockholders, an aggregate of 4,734,971 shares of common stock will be reserved for issuance under the A&R 2023 Plan. which are expected to provide us with sufficient shares to cover the awards to be granted over the next year, assuming that we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The Board took into account, among other things, our stock price and volatility, share usage, burn rate and dilution (or “overhang percentage”), and the existing terms of our outstanding awards to determine the size of the increase of the share reserve for the A&R 2023 Plan. As described below in more detail, the A&R 2023 Plan includes a number of provisions intended to protect stockholder interests and reflect good corporate governance practices, including a fixed share reserve that does not have an evergreen share reserve increase feature as well as a requirement that stockholders must approve any proposed option repricings.
The A&R 2023 Plan is described in more detail below. A copy of the proposed A&R 2023 Plan is attached as Annex I.
Overview
The following is a summary description of the A&R 2023 Plan. The summary is not a complete statement of the A&R 2023 Plan and is qualified in its entirety by reference to the complete text of the A&R 2023 Plan, a copy of which is attached hereto as Annex I.

Background of the 2023 Plan and the A&R 2023 Plan
The 2023 Plan became effective on June 14, 2023. If stockholder approval is obtained, the A&R 2023 Plan will become effective on the date of such approval.
If the A&R 2023 Plan is not approved by our stockholders, the 2023 Plan will remain in effect and we will continue to be able to grant equity awards under the 2023 Plan until the share reserve under the 2023 Plan is exhausted. We believe our ability to recruit and retain top talent will be adversely affected if the A&R 2023 Plan is not approved.
Grant Practices
During the past three fiscal years, we granted equity awards under our 2023 Plan and our 2013 Plan as summarized in the chart below. Our three-year average burn rate was approximately 5.16% for fiscal years 2022 through 2024 (see chart below for a calculation of our three-year burn rate).
We define “burn rate” as the number of stock-based equity awards granted during the year, divided by the weighted average total number of shares of common stock outstanding.
The burn rate figures included below are based on equity awards granted under our 2023 Plan and our 2013 Plan. As we continue to mature our compensation practices, we strive to achieve a burn rate and overhang at approximately the average rates of our peer group and that enable us to remain competitive in the marketplace, which is dependent upon our ability to attract, retain and motivate highly qualified talent.

Fiscal Year	Options Granted	Full-Value Awards (RSUs) Granted	Weighted Average Number of Common Stock Outstanding	Burn Rate
2022	2,135,233	875,330	59,652,461	5.05%
2023	2,080,732	994,351	60,503,283	5.08%
2024	2,401,251	1,078,070	65,041,265	5.35%
Dilution and Overhang
A company's overhang reflects potential dilution of shareholders' ownership by actual share-based awards as well as shares available for grant. In determining the number of shares that would become available pursuant to the A&R 2023 Plan, the HCMCC considered the resulting overhang as an additional metric to measure the cumulative effect of equity compensation.
The following information regarding outstanding equity awards and shares available for future awards under all existing equity compensation plans as of March 31, 2025 is provided to facilitate our shareholders' evaluation of this proposal.

Overhang Detail as of March 31, 2025
Stock options outstanding	13,727,316
Weighted-average exercise price	27.12
Weighted-average remaining term	6.24	years
Shares subject to outstanding full-value awards	2,024,292
Shares that remain available for future issuance under 2023 Plan	1,734,971
Proposed additional shares to be reserved under A&R 2023 Plan	3,000,000
Total common stock outstanding	71,136,529
Accordingly, the Board believes that the proposed increase to the share reserve pursuant to the A&R 2023 Plan is reasonable given anticipated grant practices over the next year. This number of shares should allow us to continue to grant awards to our employees, consultants, officers and directors, which have been successful in attracting high-performing personnel and generating stockholder value, going forward and to be able to respond to growth, market competition and potential stock price fluctuations.

Good Governance and Compensation Practices
The A&R 2023 Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and good corporate governance and compensation practices, including:
•No evergreen provision;
•No option repricing without stockholder approval;
•No “liberal” change in control definition;
•No dividends on unvested awards;
•No excise tax gross ups;
•No automatic single trigger acceleration on a change in control;
•Minimum exercise price; and
•Limits on non-employee director cash and equity compensation.
Summary of the A&R 2023 Plan
Purpose of the A&R 2023 Plan
The purpose of the A&R 2023 Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of our common stock through the granting of awards under the A&R 2023 Plan. We believe that the awards to be issued under the A&R 2023 Plan will motivate award recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of incentive awards are necessary to enable us to attract and retain top talent.
Awards
The A&R 2023 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants. As of March 31, 2025, there were approximately 256 employees, including five executive officers, and eight non-employee directors eligible to be granted awards under the A&R 2023 Plan.
Authorized Shares
If the A&R 2023 Plan is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the A&R 2023 Plan after it becomes effective will be 9,343,546 shares. If the A&R 2023 Plan is approved by our stockholders, the aggregate maximum number of shares of our common stock that may be issued on the exercise of ISOs under the A&R 2023 Plan is 9,343,546 shares. All of the foregoing share numbers are subject to adjustment as necessary to implement any changes in our capital structure (as described below). The closing price of a share of our common stock on March 31, 2025 was $10.64 per share.
Shares of our common stock subject to awards that will be granted under the A&R 2023 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the A&R 2023 Plan. The settlement of any portion of an award in cash will not reduce the number of shares of our common stock available for issuance under the 2023 Plan. Shares of our common stock that are withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares that will be available for issuance under the 2023 Plan. With respect to a stock appreciation right, only shares of our common stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the 2023 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award, or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2023 Plan.
Plan Administration
Our Board, or a duly authorized committee of our Board, administers the A&R 2023 Plan. Our Board, or a duly authorized committee of our Board, may, in accordance with the terms of the A&R 2023 Plan, delegate to one or more of our officers the authority to (i) designate employees (other than officers) to be recipients of specified awards, and to the extent permitted by applicable law, the terms of such awards, and (ii) determine the number of shares of our common stock to be subject to such awards granted to such employees. Under the A&R 2023 Plan, our Board, or a duly authorized committee of our Board, has the authority to determine: award recipients, how and when each award will be granted, the types of awards to be granted, the provisions of each award, including the period of exercisability and the vesting conditions applicable to an award, and the number of shares of our common stock or cash equivalent subject to each award and the fair market value applicable to an award.
Under the A&R 2023 Plan, (i) our Board will not, without stockholder approval, (a) reduce the exercise or strike price of an option or stock appreciation right (other than in connection with a capitalization adjustment), and (b) at any time when the exercise or strike price of an option or stock appreciation right is above the fair market value of a share of our common stock, cancel and re-grant or exchange such option or stock appreciation right for a new award with a lower (or no) purchase price or for cash, and (ii) a participant’s rights under any award will not be materially adversely impaired by any amendment without the participant’s written consent.
Stock Options
Options will be granted under stock option agreements adopted by our Board. Each option will be designated in writing as an ISO or an NSO. Our Board will determine the exercise price for options, within the terms and conditions of the A&R 2023 Plan, except the exercise price of an option generally will not be less than 100% (or 110% in the case of ISOs granted to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, or a “ten percent stockholder”) of the fair market value of our common stock on the date of grant. Options granted under the A&R 2023 Plan will vest at the rate specified in the stock option agreement as will be determined by our Board and unless otherwise provided in the award agreement, the unvested portion of any option will accelerate in full upon a termination of the participant’s continuous service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination). The terms and conditions of separate options need not be identical.
No option will be exercisable after the expiration of ten years (or five years in the case of ISOs granted to a ten percent stockholder) or a shorter period specified in the applicable award agreement. Unless the terms of a written agreement between us and the recipient, including a stock option agreement, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, all options (whether vested or unvested) terminate upon the termination date. An optionholder may not exercise an option at any time if the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the optionholder’s stock option agreement or other written agreement between an optionholder and us, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period: (i) the exercise of the optionholder’s option would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. However, in no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of our common stock issued upon the exercise of an option will be determined by our Board and may include (i) cash or check, bank draft or money order payable to us, (ii) a broker-assisted cashless exercise, (iii) subject to certain conditions, the tender of shares of our common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO, or (v) other legal consideration acceptable to our Board.
Limitations on ISOs
The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans or plans of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards
Subject to the terms of the A&R 2023 Plan, each restricted stock unit award will have such terms and conditions as determined by our Board, which need not be identical. A restricted stock unit award represents a participant’s right to be issued on a future date the number of shares of our common stock that is equal to the number of restricted stock units subject to the award. A participant will not have voting or any other rights as a stockholder of ours with respect to any restricted stock unit award (unless and until shares are actually issued in settlement of a vested restricted stock unit award). A restricted stock unit award may be settled by cash, delivery of stock (or any combination of stock and cash), or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. At the time of grant, our Board may impose such restrictions or conditions on the award of restricted stock units that delay delivery to a date following the vesting of the award. Additionally, dividend equivalents may be paid or credited in respect of shares of our common stock covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason and the unvested restricted stock units will accelerate in full upon a termination of the participant’s continuous service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination).
Restricted Stock Awards
Restricted stock awards will be granted under restricted stock award agreements adopted by our Board. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any of our affiliates, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. Our Board will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms, which need not be identical and unless otherwise provided in the award agreement, the unvested shares of restricted stock will accelerate in full upon a termination of the participant’s continuous service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination). Dividends may be paid or credited with respect to shares subject to a restricted stock award, as determined by our Board and specified in the applicable restricted stock award agreement. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights
Stock appreciation rights will be granted under stock appreciation right agreements adopted by our Board and denominated in shares of our common stock. The terms of stock appreciation rights need not be identical. Our Board will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the A&R 2023 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by our Board and unless otherwise provided in the award agreement, the unvested portion of any stock appreciation right will accelerate in full upon a termination of the participant’s service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination).

Stock appreciation rights may be settled in cash or shares of our common stock (or any combination of our common stock and cash) or in any other form of payment, as determined by our Board and specified in the stock appreciation right agreement.
Our Board will determine the term of stock appreciation rights granted under the A&R 2023 Plan, up to a maximum of ten years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us or any of our affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, all stock appreciation rights (whether vested or unvested) will terminate upon the termination date. A holder of a stock appreciation right may not exercise a stock appreciation right at any time if the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the stock appreciation right agreement or other written agreement between the participant and us, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period: (i) the exercise of the participant’s stock appreciation right would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.
Other Stock Awards
Our Board will be permitted to grant other awards, based in whole or in part by reference to, or otherwise based on, our common stock, either alone or in addition to other awards. Our Board will have the sole and complete discretion to determine the persons to whom and the time or times at which other stock awards will be granted, the number of shares subject to the other stock award (or cash equivalent) and all other terms and conditions of such awards, which need not be identical.
Non-Employee Director Compensation Limit
The aggregate value of all compensation granted or paid following the effective date of the A&R 2023 Plan to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the A&R 2023 Plan (valued based on the grant date fair value for financial reporting purposes) and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount may increase up to $1,500,000 for the year in which a non-employee director is first appointed or elected to our Board.
Changes to Capital Structure
In the event there is a change that is made in, or other events that occur with respect to, our common stock without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, our Board will appropriately and proportionately adjust (i) the class(es) and maximum number of shares subject to the A&R 2023 Plan and the maximum number of shares by which the share reserve may annually increase pursuant to the A&R 2023 Plan, (ii) the class(es) and maximum number of shares that may be issued on the exercise of ISOs, and (iii) the class(es) and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards granted under the A&R 2023 Plan.
Change in Control
In the event of a change in control (as defined below), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates, or unless otherwise expressly provided by our Board at the time of grant, any awards outstanding under the A&R 2023 Plan may be assumed, continued or substituted for, in whole or in part, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to our common stock issued pursuant to awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the change in control, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of awards with performance-based vesting with multiple vesting levels depending on the level of performance, unless provided otherwise in the applicable award agreement, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the change in control (contingent upon the effectiveness of the change in control) as our Board determines (or, if our Board does not determine such a date, to the date that is five days prior to the effective time of the change in control), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the change in control, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the change in control), and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the occurrence of the change in control, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the change in control.
In the event an award will terminate if not exercised prior to the effective time of a change in control, our Board may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by our Board, equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. As a condition to the receipt of an award, a participant will be deemed to have agreed that the award will be subject to the terms of any agreement under the A&R 2023 Plan governing a change in control involving us.
Under the A&R 2023 Plan, a “change in control” generally will be the consummation, in a single transaction or in a series of related transactions, of (i) the acquisition, other than by virtue of a merger, consolidation, reorganization or similar transaction, of our equity securities representing more than 50% of the combined voting power of our then-outstanding securities, (ii) a merger, consolidation, reorganization or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, reorganization or similar transaction, our stockholders immediately prior thereto do not own, directly or indirectly more than 50% of the surviving entity or parent thereof, (iii) our stockholders approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation, (iv) a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries or (v) individuals who, on the date the A&R 2023 Plan is adopted by our Board, are members of our Board, or the Incumbent Board, cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new member of the Board was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will be considered as a member of the Incumbent Board.
Transferability
Except as expressly provided in the A&R 2023 Plan or the form of award agreement, awards granted under the A&R 2023 Plan may not be transferred or assigned by a participant. After the vested shares subject to an award have been issued, or in the case of a restricted stock award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of our Insider Trading Policy (as defined below) and applicable law.
Clawback/Recovery
All awards granted under the A&R 2023 Plan will be subject to recoupment in accordance with our Clawback Policy (as defined below) and any other future clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law or that we otherwise adopt, to the extent applicable and permissible under applicable law. In addition, our Board may impose such other clawback, recovery or recoupment provisions in an award agreement as our Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Amendment or Termination
Our Board may accelerate the time at which an award granted under the A&R 2023 Plan may first be exercised or the time during which an award grant under the A&R 2023 Plan or any part thereof will vest, notwithstanding the provisions in the award agreement stating the time at which it may first be exercised or the time during which it will vest. Our Board will have the authority to amend, suspend, or terminate the A&R 2023 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments will also require the approval of our stockholders. No awards may be granted on or after the tenth anniversary of the date our Board adopts the A&R 2023 Plan and no awards may be granted under the A&R 2023 Plan while it is suspended or after it is terminated.
Certain U.S. Federal Income Tax Aspects of Awards under the A&R 2023 Plan
The following is a general summary under current law of the material federal income tax consequences to participants in the A&R 2023 Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the United States, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances and this summarized tax information is not tax advice.
Section 162(m) of the Code
We generally will be entitled to a tax deduction in connection with an award under the A&R 2023 Plan only in an amount equal to the ordinary income realized by the participant at the time the participant recognizes the ordinary income. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While our Board considers the deductibility of compensation as one factor in determining executive compensation, our Board retains the discretion to pay compensation (including through the issuance of awards) that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
Stock Options
A participant will not recognize taxable income at the time an option is granted and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) upon exercise of an NSO equal to the excess of the fair market value of the shares purchased over their purchase price, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of the above-described periods, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the exercise price, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Stock Appreciation Rights
A participant will not recognize taxable income at the time a stock appreciation right is granted, and we will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid upon settlement. This amount is deductible by us as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock
A participant will not recognize taxable income at the time restricted stock is granted, and we will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such an election is made, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares of our common stock at such time over the amount, if any, paid for those shares of our common stock. If such election is not made, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares of our common stock. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
Restricted Stock Units
A participant will not recognize taxable income at the time that restricted stock units are granted, and we will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares of our common stock or other consideration delivered and the amount of any cash paid by us. The amount of ordinary income recognized is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
Other Stock Awards
The tax consequences associated with any other stock award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying shares of our common stock.
The tax consequences for equity awards outside of the U.S. may differ significantly from the U.S. federal income tax consequences described above.
A&R 2023 Plan New Plan Benefits
The awards, if any, that will be made to eligible persons under the A&R 2023 Plan will be subject to the discretion of our Board or the HCMCC. Therefore, we cannot currently determine the benefits or number of shares of our common stock subject to awards that may be granted in the future to our executive officers, employees and directors and a New Plan Benefits table is not provided.
Equity Compensation Plan Information
The table included on page 61 of this Proxy Statement sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of outstanding options and vesting of other awards under our existing equity compensation plans and arrangements in effect as of December 31, 2024. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and rights and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options, warrants and rights.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Compensation Discussion and Analysis, which appears later in this Proxy Statement, describes our executive compensation program and the compensation decisions that our HCMCC and Board made in 2024 with respect to the compensation of our named executive officers (listed in the section below captioned “Executive Officers”). In 2023, our stockholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of our named executive officers. As required pursuant to Section 14A of the Exchange Act, our Board is recommending that stockholders cast a non-binding advisory vote FOR the following resolution:
 “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, is hereby APPROVED.”
As we describe in our Compensation Discussion and Analysis beginning on page 38, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance, and the goals set for each performance category are intended to support our long-range plans.
You are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and the HCMCC and our Board will consider the outcome of the vote when making future compensation decisions for our named executive officers. We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2026 Annual Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

CORPORATE GOVERNANCE
OVERVIEW
Our Board sets high standards for our employees, officers and directors, and it is the duty of the Board to serve as a prudent fiduciary for shareholders and other stakeholders, including the patients we seek to serve, and to oversee the management of the Company's business. We are committed to maintaining sound corporate governance practices, which are important to ensure that Xencor is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices. The Board has adopted Corporate Governance Guidelines which describe our corporate governance practices and address corporate governance issues such as Board composition, responsibilities and director qualifications.
We believe that our strong corporate governance practices empower our independent directors to exercise effective oversight of our business generally and our management team specifically, including the performance of our Chief Executive Officer.
We also believe it is our responsibility and duty to patients to utilize and expand our protein engineering capabilities and to create a broad portfolio of drug candidates, which we advance, partner or terminate based on the data we generate. Strong governance, acting with integrity and increasing our transparency into social and environmental factors will support our positive impact on society and the value we bring to stakeholders, including our people, partners, patients and stockholders. We publish a report with further information in our Corporate Responsibility Statement.
Information about our corporate governance policies and practices, including our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics and most recent Corporate Responsibility Statement, can be found on our website, www.xencor.com. The information posted on or accessible through our website is not incorporated into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as that term is defined by Nasdaq Listing Rule 5605(a)(2), as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing rules of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing rules: Dr. Feigal, Dr. Gorman, Mr. Gustafson, Dr. Klencke, Dr. Montgomery, Mr. Simpson, Mr. Ranieri, and Ms. Rosa-Bjorkeson. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
Our Board has a Lead Independent Board Member, Dr. Montgomery, who has authority, among other things, to call and preside over Board meetings. As a general policy, the Board believes that separation of the position of Lead Independent Board Member and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. We also have a separate chair for each Board committee. The chairs of each committee are expected to report regularly to the Board on the activities of their committee in fulfilling their responsibilities, as detailed in their respective charters, or specify any shortcomings should that be the case.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Audit Committee of the Board is primarily responsible for overseeing our risk management processes on behalf of the Board. In its regular meetings, the Audit Committee receives information from management regarding our assessment of the areas of potential material risks, including operational risks, such as cybersecurity, data loss risk, information security and privacy, along with financial, legal, regulatory, compliance, strategic and reputational risks. In addition, the Audit Committee reports regularly to the Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our management of risk, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board’s leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.
BOARD SELF-ASSESSMENT
The Nominating Committee ensures that the Board and each of its committees are annually assessed with an aim toward enhancing effectiveness. Directors complete an evaluation in order to provide performance feedback and suggestions for improved effectiveness or contributions. The assessments are done by way of a questionnaire conducted by our General Counsel. The assessments are given on a confidential basis, with the results tallied on an anonymous basis for review. The results of the evaluation are analyzed by the Board in an executive session to decide whether any changes are needed to the Board’s processes, procedures, composition or committee structure. The evaluation carried out in 2024 indicated that the Board and its committees believed they were effectively fulfilling their responsibilities.
BOARD EDUCATION
The Board recognizes the importance of ongoing director education. In order to facilitate directors’ educational development, the members of the Board regularly meet with management and are given periodic presentations on our business and recent business developments. Members of the Board also attend dinners on the evening before regularly scheduled in-person Board meetings. Generally, at these dinners the Board meets with other senior decision-makers within the Company in order to enhance the Board’s understanding of our business and operations. We also make available to our Board members, if requested, access to outside director continuing education programs sponsored by an independent not-for-profit organization.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met five times during the fiscal year ended December 31, 2024, with all of these meetings including an executive session. All Board members attended all of the meetings of the Board and the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted the Xencor, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.xencor.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

HUMAN CAPITAL MANAGEMENT
Our Board has a key role in the oversight of our culture, holding management accountable for maintaining high ethical standards. The Board believes that human capital management is important to our success. We conduct staff member engagement surveys on a regular basis, and the results of these surveys are discussed with the Board. We also regularly hold town hall-style meetings for all employees, and provide opportunities for our employees to ask questions of our senior management team. We place significant value on fostering and enabling growth for staff, both personally and professionally, and we are committed to providing a safe, healthy, innovative, and diverse work environment for our staff.

SHAREHOLDER OUTREACH
Maintaining interactive relationships with our stockholders is important to us, and we conduct ongoing, proactive outreach. The information we collect from these engagements is highly valued. Our stockholder engagement team has consisted of certain independent directors and our legal and investor relations personnel. During 2024, we engaged with our stockholders to solicit feedback on our governance practices. We contacted stockholders representing 72% of outstanding stock as of March 31, 2024. We spoke with all stockholders that wanted to engage and provide feedback, representing 1% of outstanding stock. We will continue to engage with our stockholders to ensure alignment with stockholders’ interests.

Our CEO, other members of our executive team and investor relations personnel actively engage with investors, prospective investors and investment analysts to remain well-informed regarding their perspectives and concerns and to help increase their understanding of our business and strategy.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or any of the directors may do so by sending written communications addressed to the Secretary of Xencor, Inc. at 465 North Halstead Street, Suite 200, Pasadena, California 91107, Attn: Secretary. Each communication must set forth: (a) the name and address of the Company stockholder on whose behalf the communication is sent; and (b) the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Name	Audit	Human Capital Management & Compensation	Nominating & Corporate Governance	Research & Development

Ellen G. Feigal			X	X*
Kevin C. Gorman		X		X
Kurt A. Gustafson**	X*
Barbara J. Klencke(1)			X*	X
A. Bruce Montgomery	X	X		X
Richard J. Ranieri		X*	X
Dagmar Rosa-Bjorkeson(1)(2)	X		X
Todd E. Simpson**(2)	X
Total meetings in fiscal 2024	5	5	3	1
_________________________________________
*Current Committee Chairperson
**Financial Expert
(1)    On February 19, 2025, Dr. Klencke replaced Ms. Rosa-Bjorkeson as Chairperson of the Audit Committee.
(2)    On March 13, 2025, Mr. Simpson replaced Ms. Rosa-Bjorkeson on the Audit Committee.

Board Committees
Below is a description of each committee of the Board. Each of these committees operates under a written charter setting forth the functions and responsibilities of the committee, which is available on our website at www.xencor.com. The information posted on or accessible through our website is not incorporated into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Each committee reviews the adequacy of its own performance and the adequacy of its charter on a periodic basis. With the exception of the Research & Development Committee, each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
We believe that the composition and functioning of each committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and Nasdaq rules and regulations. The Board reviews the Nasdaq definition of “independence” on an annual basis and has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding independence and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. We intend to comply with future requirements to the extent they become applicable to us.
Audit Committee
The Audit Committee was established by the Board to oversee the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. For this purpose, the Audit Committee performs several functions, including the following:
•determining and approving the engagement of the independent auditors, assessing their qualifications and evaluating their performance;
•determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;
•monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing and approving or rejecting transactions between the Company and any related persons in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Business Conduct and Ethics;
•reviewing with management and the independent auditors significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of internal controls over financial reporting;
•establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•preparing the report that the SEC requires in our annual proxy statement;

•reviewing on a periodic basis our investment policy, and overseeing management’s efforts to monitor compliance with the investment policy and with applicable legal and regulatory requirements;
•reviewing our major financial risk exposures and risk exposures related to information technology system security; and
•reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
In 2024, the Audit Committee was composed of three directors: Mr. Gustafson, Dr. Montgomery and Ms. Rosa-Bjorkeson, with Mr. Gustafson acting as chair. The Audit Committee met five times during the fiscal year ended December 31, 2024. On March 13, 2025, Mr. Simpson replaced Ms. Rosa-Bjorkeson on the Audit Committee.
The Board has determined that each of Mr. Gustafson and Mr. Simpson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Gustafson’s and Mr. Simpson's level of knowledge and experience based on a number of factors, including his respective formal education and experience as a chief financial officer at other publicly traded biopharmaceutical companies.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Mr. Kurt A. Gustafson, Committee Chair
Dr. A. Bruce Montgomery
Ms. Dagmar Rosa-Bjorkeson
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Human Capital Management & Compensation Committee
Our Board believes that our human capital management initiatives are vital to the success of the Company and is actively engaged in overseeing these practices. The HCMCC was established by the Board to ensure our human capital management and compensation are aligned with the Company’s strategy, values and mission. This committee also oversees the Company’s culture, talent development, succession planning, compensation policies, plans and programs. For this purpose, the HCMCC performs several functions, including the following:
•reviewing the Company’s strategies, initiatives and programs with respect to its culture, talent recruitment, employee development, retention and engagement, and succession planning;
•reviewing and approving (or making recommendations to the full Board for approval) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the compensation of the Company’s executive officers;
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•reviewing and approving (or, if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers;
•reviewing, approving (or if it deems it appropriate, making recommendations to the full Board regarding), and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•reviewing and approving (or, if it deems appropriate, making recommendations to the full Board regarding) the type and amount of compensation to be paid or awarded to our non-employee Board members;
•establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act, and to the extent applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act, as well as applicable Nasdaq rules and regulations;
•establishing policies with respect to equity compensation arrangements;
•reviewing and approving (or, if it deems appropriate, making recommendations to the full Board regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•to the extent applicable, reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and
•preparing the report that the SEC requires in our annual proxy statements.
The HCMCC is currently composed of three directors: Mr. Ranieri, Dr. Montgomery and Dr. Gorman, with Mr. Ranieri acting as chair. The HCMCC met five times during the fiscal year ended December 31, 2024.
Human Capital Management & Compensation Committee Interlocks and Insider Participation
No member of the HCMCC has ever been an officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or HCMCC.
Nominating Committee
The Nominating Committee was established by the Board to oversee all aspects of the Company’s corporate governance functions. For this purpose, the Nominating Committee performs several functions, including the following:
•identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•reviewing and evaluating incumbent directors;
•recommending to the Board candidates for election to the Board;
•making recommendations to the Board regarding the membership of the committees of the Board;
•considering and assessing the independence of members of the Board;
•assessing the performance of the Board; and
•monitoring the Company’s adherence to its Code of Business Conduct and Ethics.

In 2024, the Nominating Committee was composed of three directors: Dr. Feigal, Ms. Rosa-Bjorkeson, and Mr. Ranieri with Ms. Rosa-Bjorkeson acting as committee chair. The Nominating Committee met three times during the fiscal year ended December 31, 2024. On February 19, 2025, Dr. Klencke replaced Ms. Rosa-Bjorkeson on the Nominating Committee as committee chair.
The Nominating Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company. In assessing the candidates, both individually and collectively, the Nominating Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendations to the Board by majority vote.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 465 North Halstead Street, Suite 200, Pasadena, California 91107, Attn: Secretary. Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; and (4) any other information required by the Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Research and Development Committee
The Research and Development Committee was established by the Board, effective as of July 1, 2020, to assist in its oversight of the Company’s research and development activities, initiatives, strategic direction and portfolio prioritization. For this purpose, the Research and Development Committee performs several functions, including the following:
•reviewing the Company’s research and development programs and progress in achieving goals and objectives;
•advising the Board on the scientific and research and development aspects of corporate strategy, business development and product development;
•overseeing management’s assessment and management of risks associated with the Company’s research and development activities and clinical development; and
•performing such other functions as are consistent with its purpose or as may be requested by the Board.
The Research and Development Committee is currently composed of four directors: Dr. Feigal, Dr. Klencke, Dr. Montgomery and Dr. Gorman with Dr. Feigal acting as chair. The Research and Development Committee met one time during the fiscal year ended December 31, 2024.

Director Compensation
Overview
The Company believes that having quality non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.
Review Process
The HCMCC consists solely of independent directors and has the primary responsibility for reviewing director compensation and the consideration of any changes in how we compensate our directors. The full Board reviews the HCMCC’s recommendations and determines the amount of director compensation. The HCMCC is empowered to engage outside advisors, experts, and others to assist it. The HCMCC periodically reviews assessments prepared by outside consultants that it has engaged in order to gain an understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use.
Our Board compensation was confirmed following a process commenced in late 2023 under which the HCMCC engaged Aon’s Talent Solutions practice, a division of Aon plc (“Aon”), to conduct a director compensation assessment based on peer companies. The assessment, which was grounded in the practices of a group of peer companies developed contemporaneously, analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company’s director compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. Considering this peer group assessment and exercising its judgment, the HCMCC determined not to amend or restate our director compensation policy from the policy that was last amended in late 2022.
Under the current policy, our non-employee directors receive an annual retainer of $50,000, with our lead director receiving an additional $30,000 for a total annual retainer of $80,000, and each retainer to be pro rata if a director serves less than a full year. In addition, all non-employee directors that serve on one or more committees are eligible to receive the following committee fees:

Committee	Member Annual Retainer	Chair Annual Retainer

Audit Committee	$10,000	$20,000
Human Capital Management & Compensation Committee	$8,500	$17,000
Nominating & Corporate Governance Committee	$6,500	$13,000
Research & Development Committee	$7,500	$15,000
Board fees are paid quarterly in arrears. We also have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.
In addition, non-employee directors are entitled to receive an option to purchase shares of our common stock upon initial election or appointment to the Board (the “Initial Grant”) and an equal mix of stock options and restricted stock units annually thereafter (the “Annual Grant”). Under the current compensation policy, the Initial Grant to eligible directors has a fixed fair value of $550,000 and the Annual Grant to eligible directors has a fixed fair value of $300,000. The equity fair values are based on the Black Scholes valuation model using a 60-trading day trailing average closing price of our common stock. The Initial Grant vests one-third on the first anniversary of the grant and the remainder monthly over the next 24 months thereafter. The Annual Grant options vest monthly over 12 months from the date of grant and the restricted stock units vest in full after 12 months from the date of grant.
The HCMCC intends to benchmark and, if needed, recommend adjusting non-employee director compensation on a periodic basis going forward.

The following table sets forth information concerning the compensation that we paid or awarded during the year ended December 31, 2024 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)	Total ($)

Ellen G. Feigal	71,500	139,337	127,562	338,399
Kevin C. Gorman	66,000	139,337	127,562	332,899
Kurt A. Gustafson	70,000	139,337	127,562	336,899
Barbara Klencke	57,500	139,337	127,562	324,399
A. Bruce Montgomery	106,000	139,337	127,562	372,899
Richard J. Ranieri	73,500	139,337	127,562	340,399
Dagmar Rosa-Bjorkeson	73,000	139,337	127,562	339,899
_________________________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the year ended December 31, 2024 computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The following table sets forth the aggregate number of shares subject to outstanding stock options and unvested stock awards held by non-employee directors as of December 31, 2024:

Name	2024 Options Awards	Total Shares Subject to Options at 12/31/2024	2024 Stock Awards	Total Stock Awards Outstanding at 12/31/2024

Ellen G. Feigal	11,971	94,845	5,986	5,986
Kevin C. Gorman	11,971	109,808	5,986	5,986
Kurt A. Gustafson	11,971	109,808	5,986	5,986
Barbara Klencke	11,971	52,041	5,986	5,986
A. Bruce Montgomery	11,971	110,086	5,986	5,986
Richard J. Ranieri	11,971	102,308	5,986	5,986
Dagmar Rosa-Bjorkeson	11,971	82,605	5,986	5,986
_________________________________________
(1)Stock Awards are comprised of unvested Restricted Stock Units.
Each of the option and stock grants described above will vest and become exercisable subject to the director's continuous service to us, provided that each equity award will vest in full upon a change of control as defined under the 2023 Equity Incentive Plan (the "2023 Plan"). The term of each option is 10 years. The equity awards were granted under the 2023 Plan, certain information of which is described under “—Equity Compensation Plan Information.”

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2013, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% shareholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders.
In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:
(a)the risks, costs and benefits to the Company;
(b)the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
(c)the terms of the transaction;
(d)the availability of other sources for comparable services or products; and
(e)the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
CERTAIN RELATED-PERSON TRANSACTIONS
Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was or is a participant in which the related person had or will have a direct or indirect material interest where the amount involved exceeds $120,000. Since January 1, 2024, there has not been, nor is there currently proposed, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involved exceeds $120,000 other than compensation arrangements described under the caption “Executive Compensation” and the transaction described below.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements, together with the provisions in the Bylaws, are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding executive officers as of April 23, 2025:

Name	Age	Position

Bassil I. Dahiyat, Ph.D.	54	President, Chief Executive Officer and Director
Bart Jan Cornelissen (1)	47	Senior Vice President, Chief Financial Officer
John R. Desjarlais, Ph.D.	60	Executive Vice President, Research and Chief Scientific Officer
Celia E. Eckert	53	Senior Vice President, General Counsel and Corporate Secretary
Nancy K. Valente, M.D.	66	Executive Vice President and Chief Development Officer
_________________________________________
(1)Mr. Cornelissen joined the Company on April 9, 2024.
Dr. Dahiyat’s biographical information is set forth above under Proposal 1.
Bart Jan Cornelissen has served as our Senior Vice President and Chief Financial Officer since April 2024. From September 2019 to March 2024, Mr. Cornelissen served as vice president, corporate finance at Seagen Inc. (“Seagen”), where he built and scaled the corporate finance organization to support revenue growth and dealmaking activity, including multiple licensing transactions and the company’s $43 billion acquisition by Pfizer in 2023. Before Seagen, from November 2018 to September 2019, Mr. Cornelissen served as vice president, finance for the END Fund while at the Bill & Melinda Gates Foundation, where he enhanced the fund’s financial analysis and strategic decision-making capabilities. At the Gates Foundation, from September 2015 to October 2018, he was the finance lead for malaria and neglected tropical disease initiatives, where he guided new investments for major drug and vaccine development partnerships. Earlier in his career, Mr. Cornelissen provided leadership to multiple finance teams in Austria, Germany and Switzerland, at DSM Nutritional Products, a former division of Roche. He began his career within the life sciences and global health sectors at Novartis, in roles of increasing responsibility within global financial planning and analysis. Mr. Cornelissen received his M.Sc. in business administration from the Rotterdam School of Management at Erasmus University.
John R. Desjarlais, Ph.D. has served as our Executive Vice President, Research since April 2023. Dr. Desjarlais previously served as our Senior Vice President, Research since March 2016, as our Chief Scientific Officer since July 2014 and as our Vice President, Research from October 2006 to July 2014. He joined the Company in July 2001, initially serving as our Director of Protein Engineering. Dr. Desjarlais oversees all aspects of discovery and research for the Company, including technology development, protein and antibody engineering and generation of product candidates. Prior to joining us, Dr. Desjarlais was an Assistant Professor of Chemistry at The Pennsylvania State University from 1997 to 2001. Dr. Desjarlais received a B.S. in physics from the University of Massachusetts and holds a Ph.D. in biophysics from Johns Hopkins University. He then conducted postdoctoral research at the University of California, Berkeley. Dr. Desjarlais has driven the Company's technology development and engineering efforts for over 10 years and participated in the development of the Company's business and intellectual property strategies.
Celia E. Eckert has served as our Senior Vice President, General Counsel and Corporate Secretary since April 2022 and as our Vice President, General Counsel and Corporate Secretary since September 2019. Ms. Eckert oversees all legal and compliance matters for the Company, including transactions, corporate governance and intellectual property. From October 2016 to August 2019, she held roles at Synthetic Genomics, Inc., including vice president, corporate legal, where she was responsible for licensing and financial transactions, managed litigation and supported corporate legal matters. Prior to Synthetic Genomics, Inc., Ms. Eckert served as associate general counsel at Sequenom, Inc. from 2014 to October 2016 and as senior director, legal affairs at Prometheus Laboratories, Inc. (“Prometheus”), from 2007 to 2014. At Prometheus, she structured transactions, managed substantial patent litigation and supported the growth of the company’s commercial organization. Earlier in her career, she was an associate at Pillsbury Winthrop Shaw Pittman LLP and at Jones Day. Ms. Eckert received a B.A. in political science from the University of California, Los Angeles and a J.D. from the University of California, College of the Law, San Francisco.
Nancy K. Valente, M.D., has served as our Executive Vice President and Chief Development Officer since May 1, 2023. Dr. Valente is responsible for leading the Company's clinical and medical strategy and execution. Prior to becoming an executive officer, Dr. Valente served as a member of our Board of Directors from September 8, 2022 to April 24, 2023.

Prior to joining the Company, she most recently served as a senior vice president at Genentech, a member of the Roche Group, and as its global head and co-lead of global product development of its oncology and hematology therapeutic area. In this role at Genentech, Dr. Valente was responsible for strategic planning, clinical development and collaboration activities in the areas of oncology and hematology product development, playing a critical role in the development and approvals of new therapies for patients with serious illnesses, including GAZYVA®, VENCLEXTA®, POLIVY® and HEMLIBRA®. Dr. Valente has held various positions with increasing responsibilities at Genentech and then at Roche after Genentech was acquired by Roche, including vice president for global product development for oncology, hematology franchise and senior group medical director, leader for hematology development. Before Genentech, she served in senior-level positions at Anosys, Inc. and Coulter Pharmaceutical, Inc., and earlier in her career, she held academic positions at the University of California, San Francisco (UCSF). Dr. Valente received her M.D. from the University of Missouri and completed her internal medicine training at Oregon Health & Science University, followed by fellowships in hematology at Stanford University and oncology at UCSF.
There are no agreements or understandings pursuant to which any of the executive officers was selected to serve as an executive officer. There are no family relationships between any executive officer and any director or director nominee. There are no legal proceedings related to any of the executive officers which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion and Analysis provides information about our 2024 named executive officers (the "NEOs"): the individuals who served as our principal executive officer, principal financial officer, our three other most highly compensated executive officers and one former executive officer. Our NEOs for fiscal year 2024 are:

Named Executive Officer	Position(s)

Bassil I. Dahiyat, Ph.D.	President, Chief Executive Officer and Director
Bart Jan Cornelissen (1)	Senior Vice President, Chief Financial Officer
John R. Desjarlais, Ph.D.	Executive Vice President, Research and Chief Scientific Officer
Celia E. Eckert	Senior Vice President, General Counsel and Corporate Secretary
Nancy K. Valente, M.D.	Executive Vice President and Chief Development Officer
John J. Kuch (2)	Former Senior Vice President and Chief Financial Officer
_________________________________________
(1)Mr. Cornelissen joined the Company on April 9, 2024.
(2)Mr. Kuch separated from the Company on April 19, 2024.
Our Corporate Goal and 2024 Business Highlights
Our goal is to become a leading biopharmaceutical company focused on developing and commercializing engineered biologic medicines to treat patients with severe and life-threatening diseases with unmet medical needs. Key elements of our strategy are to:
1.Advance the clinical development of our XmAb antibody programs for oncology and autoimmune diseases;
2.Build and manage a pipeline of XmAb drug candidates;
3.Leverage our protein engineering capabilities, XmAb Fc domains, and XmAb drug candidates with partnerships, collaborations, and licenses to generate revenue streams, create new drug candidates and combination treatments, and identify new indications for our pipeline of drug candidates;
4.Broaden the functionality of our XmAb Fc technology platforms; and
5.Continue to expand our patent portfolio protecting our Fc technologies and XmAb drug candidates.
Key Accomplishments and Highlights in 2024
In 2024, we continued to execute across multiple clinical studies of XmAb drug candidates in oncology and autoimmune diseases. We are focused on developing T cell-engaging bispecific antibodies, which we believe hold great potential for the treatment of patients with solid tumors and autoimmune diseases, and beginning in the third quarter of 2023, we began aligning our portfolio to prioritize these programs, which now include XmAb819, XmAb541, plamotamab, and XmAb657. We have also prioritized a potential best-in-class anti-TL1A antibody, XmAb942 (Xtend TL1A), and a research-stage TL1A x IL-23p19 bispecific antibody program.
Oncology Programs
•XmAb819 (ENPP3 x CD3): We continued to enroll patients into the Phase 1 dose-escalation study of XmAb819 in advanced clear cell renal cell carcinoma. In September 2024, we announced that initial evidence of anti-tumor activity had been observed in dose-escalation cohorts in the ongoing Phase 1 study, including RECIST responses, and the duration of treatment for several patients in earlier dose cohorts has extended beyond one year. Cytokine release syndrome remained manageable, and the tolerability profile from recent dose cohorts, including no maximum tolerated dose being reached, supported continued dose escalation toward target dose levels.
•XmAb541 (CLDN6 x CD3): We initiated a Phase 1 dose-escalation study of XmAb541, a first-in-class bispecific antibody being developed for patients with Claudin-6 (CLDN6) expressing tumor types including advanced ovarian cancer.
•XmAb808 (B7-H3 x CD28): We continued to enroll patients into the Phase 1 dose-escalation study of XmAb808 in combination with pembrolizumab in patients with advanced solid tumors. Following completion of enrollment in the final dose-escalation cohort in early 2025, we decided to not initiate expansion cohorts in combination with pembrolizumab. We are evaluating potential combinations with CD3 T-cell engaging bispecific antibodies.
•Vudalimab (PD-1 x CTLA-4): We presented early data from the Phase 2 monotherapy study of vudalimab in patients with clinically defined high-risk metastatic castration-resistant prostate cancer (mCRPC). In the fourth quarter of 2024, we completed enrollment in two studies of vudalimab in patients with mCRPC and in Part 1 of a study in patients with locally advanced or metastatic non-small cell lung cancer. We paused further development of vudalimab and have prioritized resources to advance other pipeline programs.
•We concluded Phase 1 studies evaluating our XmAb564 and XmAb662 cytokine drug candidates and paused further development of both programs.
Autoimmune Programs
In September 2024, we announced new clinical development plans for plamotamab and unveiled new XmAb drug candidates to be evaluated for the treatment of patients with autoimmune and inflammatory diseases.
•XmAb942 (Xtend TL1A): We initiated a first-in-human study to evaluate XmAb942, our high potency anti-TL1A antibody with extended half-life in development for people living with inflammatory bowel disease (IBD).
•Plamotamab (CD20 x CD3): We announced plans to initiate a Phase 1b/2a study to evaluate plamotamab in rheumatoid arthritis, in which patients have progressed through prior standard of care treatment. We previously conducted a Phase 1 study of plamotamab in patients with hematologic malignancies, and we regained worldwide rights to plamotamab in 2024.
•XmAb657 (CD19 x CD3): We believe that XmAb657 could address significant unmet needs for patients with a wide-range of autoimmune diseases that could be responsive to targeted B-cell depletion. We announced plans to initiate a Phase 1 study in the second half of 2025.
•TL1A x IL-23p19: An engineered XmAb TL1A x IL-23p19 bispecific antibody could potentially provide dual targeting of important inflammatory pathways in IBD, while avoiding the complexities of dosing and formulary access for two separate TL1A and IL-23 targeted drugs. We announced plans to select a lead candidate in 2025 and initiate first-in-human studies during 2026.
In 2024, we strengthened our financial position, completing an underwritten public offering of common stock and pre-funded warrants through which we received gross proceeds of $201.3 million before deducting underwriting discounts, commissions and offering expenses. We stayed on budget, completing the year with $706.7 million in cash, cash equivalents, and marketable debt securities, which we anticipate will provide runway to fund operations into 2028.

Executive Summary
Highlights of our executive compensation program include the following:
•We tie pay to performance. We structure a significant portion of our NEOs’ compensation to be variable and at risk. For 2024, 88% of our Chief Executive Officer’s target total compensation, and an average of 78% of our other NEOs’ target total compensation, was variable and at risk, consisting of the target annual performance bonus and long term equity incentives.

•Our executive bonuses are dependent on meeting corporate objectives. Our annual performance-based bonus opportunities for all of our NEOs are dependent on our achievement of annual corporate objectives established each year and where applicable, in the case of our NEOs other than our Chief Executive Officer, the individual officer’s contributions towards such corporate objectives. In February 2025, the HCMCC approved a corporate goal achievement level of 100% based on the Company's performance in 2024, as described below. Each of our NEOs received a performance bonus payout based on such achievement.
•We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our NEO compensation package. We grant equity awards in the form of stock options and restricted stock units (“RSUs”), which are variable and at-risk because their value is tied to the market price of our stock and vesting depends on the executive officer’s continued employment. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.
•Our HCMCC has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the HCMCC on market practices, including identifying a peer group of companies and their compensation practices, so that our HCMCC can regularly assess the Company's individual and total compensation programs against these peer companies, the general marketplace and other industry data points. Xencor continued to engage the services of Aon as its independent compensation consultant throughout 2024.
Additional important executive pay practices are in the table below:

What we do	What we don’t do
    Tie a significant portion of executive pay to Company performance through our annual and long-term incentive compensation
    Balance among short- and long-term incentives, cash and equity and fixed and variable pay
    Compare executive compensation and Company performance to relevant peer group companies
    Retain an independent third-party compensation consultant for guidance in making compensation decisions
    Give stockholders an advisory vote on executive compensation each year
    Assess the risk associated with our compensation policies and practices annually to ensure they are not reasonably likely to have a material adverse effect on the Company
    Maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements

x    No single-trigger change-in-control cash payments or equity vesting
x    No change-in-control excise tax gross up
x    No hedging or pledging of Company stock by employees or directors
x    No repricing of underwater stock options
x    No executive excessive perquisites, such as car allowances
x    No supplemental executive retirement plans

Overview of our Executive Compensation Program
Objectives and Philosophy
Our HCMCC oversees our compensation program that aims to achieve the following main objectives:
•attract, retain and reward highly qualified executives;
•provide incentives that motivate and reward executives for achievement of our key performance goals that increase stockholder value over the long term;
•align our executives’ interests with the Company’s strategy and the interests of our stockholders;
•link pay to Company performance; and
•offer pay packages that remain competitive within the biopharmaceutical market in which we compete to recruit and retain top talent, while maintaining a reasonable cost and dilution to our stockholders.
Elements of Executive Compensation
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash bonuses and long-term incentive compensation. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including participation in the Company’s 2013 Employee Stock Purchase Plan (“ESPP”), retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
•Reviewed annually at the beginning of the year or at the time of a new hire
•Determined based on a number of factors (including individual performance, internal equity, retention, criticality of the role, and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant

Performance Bonus (at-risk cash)	Motivates and rewards attainment of key annual corporate performance goals that relate to our key business objectives.
•Target amounts calculated as a percentage of base salary
•Reviewed and determined annually at the beginning of the year or at the time of a new hire
•Determined based on positions that have similar impact on the organization and competitive bonus opportunities in our market
•Opportunities depend on achieving specific corporate performance objectives consistent with our long-term strategic plan
•Actual amounts earned are determined after the end of the year, taking into account corporate and, where applicable, individual performance objectives

Long-Term Incentive (at-risk equity)
Motivates and rewards long-term Company and individual performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long term.

•Reviewed annually
•May be granted at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement
•Amount of individual awards is based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant
•Equity grants provided primarily in the form of stock options and RSUs that typically vest over four and three years, respectively

We focus on providing a competitive compensation package to our executive officers, which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the HCMCC and the Board exercise judgment to establish a total compensation program for each NEO that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that the HCMCC and Board believe is appropriate to achieve the goals of our executive compensation program and our corporate objectives. Historically we have structured a significant portion of the NEO target total compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, to align the executive officers’ incentives with our corporate goals and the interests of our stockholders.

In making executive compensation decisions, the HCMCC generally considers each executive officer’s total direct compensation, which consists of base salary and target bonus opportunity, which together we refer to as target total cash compensation, and long-term equity awards (which are valued based on an approximation of grant date fair value).
Say on Pay
At the 2024 Annual Meeting of Stockholders, approximately 95.8% of the votes cast approved our advisory vote on executive compensation (“say on pay”). The Company considered this result and other feedback from stockholders and, given the significant level of stockholder support, concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and encourages long-term retention. Accordingly, the HCMCC determined not to make significant changes to our executive compensation policies or decisions as a result of the vote. We will continue to consider the outcome of our say on pay votes and our stockholders’ views when making future compensation decisions for NEOs.
How We Determine Executive Compensation
Use of Competitive Market Compensation Data
The HCMCC believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the HCMCC directed Aon to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.
To make 2024 pay decisions, Aon proposed, and the HCMCC approved, a group of companies that would be appropriate peers based on our Company’s industry focus, stage of clinical development and size (based on employee headcount, revenues and market capitalization). Specifically, based on input from the HCMCC, Aon compiled a list of biotechnology companies with an emphasis on similarly sized companies engaged in research and development of clinical stage drug programs. The peer data is referred to in this Proxy Statement as market data. Aon reviewed those components of the market data that were most closely comparable to each of our executive officers’ position. The following 18 companies were approved in September 2023 as our peers for use in 2024 compensation decisions:

Agenus, Inc.	IGM Biosciences, Inc.
Alector, Inc.	ImmunoGen, Inc.
Allogene Therapeutics, Inc.	Inhibrx, Inc.
Arcus Biosciences, Inc.	Iovance Biotherapeutics, Inc.
Arvinas, Inc.	Kura Oncology, Inc.
Blueprint Medicines Corporation	Mirati Therapeutics, Inc.
Corcept Therapeutics Incorporated	Relay Therapeutics, Inc.
Deciphera Pharmaceuticals, Inc.	Revolution Medicines, Inc.
Denali Therapeutics Inc.	SpringWorks Therapeutics, Inc.

For the peer group used for 2024 executive compensation decisions, based on the application of the criteria set forth above, the Committee removed four companies (Apellis Pharmaceuticals, Inc., Coherus Biosciences, Inc., Mersana

Therapeutics, Inc., and Sangamo Therapeutics, Inc.) and added four companies (IGM Biosciences, Inc., Inhibrx, Inc., Relay Therapeutics, Inc., and SpringWorks Therapeutics, Inc.).
At the time of approval of these peer companies, the Company fell in the 47th percentile of the peer group in terms of market capitalization, the 69th percentile of the peer group in terms of revenues and the 36th percentile of the peer group in terms of total employee headcount, as set forth in the following table:

	Revenue (in millions)	Market Capitalization (in millions)	Number of Employees (#)

75th Percentile	$133	$2,344	482
Median	$65	$1,491	314
25th Percentile	$1	$831	262
Xencor	$113	$1,457	281
Percentile Rank	69%	47%	36%

Market data is only one of the factors that the HCMCC and Board consider as a reference point in making compensation decisions. The HCMCC and Board consider other factors as described below under “Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
Our HCMCC and Board set the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Executive pay is not targeted to a specific market percentile. Pay decisions are not made by use of a formulaic approach or benchmark; the HCMCC and the Board believe that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, the HCMCC and Board generally take into consideration the factors listed below.
•Company performance and existing business needs;
•each NEO’s individual performance, scope of job function and the criticality of the skill set of the NEO to our future performance;
•internal pay equity among NEOs and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;
•a range of market data reference points including review of compensation practices of companies within our peer group, as described above under “Use of Competitive Market Compensation Data”;
•the total compensation cost and stockholder dilution from executive compensation actions;
•independent compensation consultant’s recommendations on compensation policy determinations for the executive officer group;
•a review of an NEO’s total targeted and historical compensation and equity ownership; and
•our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each NEO.

2024 Executive Compensation Program
Mix of Elements of Compensation
The three principal components of our executive compensation program for our named executive officers in 2024 were base salary, annual cash performance bonuses and long-term incentive equity compensation. We structured a significant portion of our named executive officers’ 2024 compensation to be variable, at risk and tied directly to our measurable performance in the form of performance-based bonuses and equity incentive awards comprised of 75% stock options and 25% RSUs. For 2024, 88% of our Chief Executive Officer’s target total compensation and an average of 78% of our other NEOs1 total compensation were variable and at-risk, consisting of the target annual performance bonus and equity incentives awarded.

The percentages for the target pay mix in the graphics above do not sum to 100% due to rounding.

Base Salary
The HCMCC’s philosophy is to provide base salaries at a competitive level sufficient to recruit and retain individuals possessing the requisite skill and capabilities necessary to achieve the Company’s long-term goals. The HCMCC provides an annual salary to each NEO that reflects that individual’s level of responsibility, expertise, experience and knowledge. When determining base salaries, the HCMCC considers the input of its independent compensation consultant, peer group data described above, each NEO’s performance against the individual’s prior year's performance goals, increased responsibilities (including responsibilities resulting from executive promotions), and their role in the achievement of Company goals. The HCMCC and the Board approved increases to most of the NEOs’ base salaries for 2024 in amounts ranging from 3% to 4% based on such assessment and to bring base salary into alignment with a market competitive range.
1 Compensation mix reflects the three NEOs who were with the Company for the full calendar year

The NEOs’ 2024 base salaries, which were effective January 1, 2024, and their base salaries in effect as of the end of 2023, as applicable, were as follows:

	Base Salary
Executive	2024	2023	% Change

Bassil I. Dahiyat, Ph.D.	$721,200	$700,200	3%
Bart Jan Cornelissen (1)	$465,000	$—	—%
John R. Desjarlais Ph.D.	$534,500	$518,900	3%
Celia E. Eckert	$475,000	$457,600	4%
Nancy K. Valente, M.D.	$556,200	$540,000	3%
John J. Kuch (2)	$468,000	$468,000	—%
_________________________________________
(1)Mr. Cornelissen's base salary went into effect on his hire date as of April 9, 2024.
(2)Mr. Kuch separated from the Company on April 19, 2024.
Annual Performance Bonus
Under the 2024 annual performance bonus program, each NEO was eligible to be considered for a performance bonus based on (1) the individual's target bonus, as a percentage of base salary and (2) the percentage attainment of the 2024 corporate goals established by the Board, after recommendation by the HCMCC. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s base salary by the target bonus percentage, and then by the percentage attainment of the corporate goals as determined by the HCMCC.
Target Bonuses
Each NEO’s target bonus is set as a percentage of the NEO’s earned base salary, with the percentage being evaluated in the context of market data. The HCMCC approved the annual bonus award opportunities for 2024 set forth in the table below.

Executive (1)	Annual Performance Bonus Award Opportunity (as a % of Base Salary)

Bassil I. Dahiyat, Ph.D.	60%
Bart Jan Cornelissen	45%
John R. Desjarlais Ph.D.	50%
Celia E. Eckert	45%
Nancy K. Valente, M.D.	50%
_________________________________________
(1)Mr. Kuch did not have a bonus award opportunity as a result of his separation from the Company on April 19, 2024.
Performance Goals
In early 2024, our Board, upon recommendation by the HCMCC with input and recommendations from management, reviewed and approved the 2024 corporate goals. At the end of the year, the HCMCC subsequently evaluated the Company’s performance against those goals. In setting the 2024 goals, the Board sought to create targets for management that the HCMCC believed balanced the Company’s short- and long-term plans and best aligned the goals with the interests of stockholders.
The Company's pipeline programs are in early phases of clinical development, and the annual performance goals thus reflect the pre-commercial status of the Company and investigative nature of its clinical studies, while supporting the

Company's goal to become a leading biopharmaceutical company that develops and commercializes engineered biologic medicines to treat patients with severe and life-threatening diseases with unmet medical needs. The 2024 goals were divided into four categories that the board believed advanced the Company’s overall corporate strategy.

2024 Corporate Performance Goals
Clinical and development goals:
•Execute and refine development plans for our portfolio of clinical-stage programs to create high-impact therapeutics for patients
•Advance early pipeline toward clinical proof-of-concept decisions

Research and early-stage development goals: •Extend XmAb platform to maintain competitive edge in drug discovery and expand development pipeline
Operational goals: •Improve individual leadership skills and industry intelligence across all levels to drive scientific and operational excellence
Financial goals: •Maintain strong cash position and stay on budget
Performance Achievement
The HCMCC considered the following specific achievements with regard to our corporate performance goals in determining the overall achievement:
a.Clinical and development goals: Initiated a Phase 1 study of XmAb541; initiated a Phase 1 study of XmAb942; presented initial vudalimab monotherapy data in mCRPC and completed enrollment of the two studies in mCRPC and Part 1 of the study in lung cancer; completed Phase 1 data package on plamotamab, defined a new autoimmune disease opportunity and selected an indication for development.
b.Research and early-stage development goals: Selected lead candidates for anti-TL1A and CD19 x CD3 programs for clinical development in autoimmune disease; advanced multiple CD3 T-cell engager programs for potential clinical development in oncology; explored novel multi-specific platforms, programs and tools to support future pipeline expansion.
c.Operational goals: Increased interaction with clinical investigators to inform program strategies and built new networks in rheumatology and gastroenterology to support autoimmune disease pipeline; enhanced focused knowledge sharing for program teams with the addition of a corporate strategy group; conducted a second comprehensive company-wide engagement survey and took measures to address additional key areas for improvement; continued a formal 1:1 mentorship program and popular peer-led learning opportunities.
d.Financial goals: Stayed on budget and exceeded anticipated year-end cash position due to financing, completing 2024 with $706.7 million in cash, cash equivalents, and marketable debt securities.
At the end of 2024, the HCMCC considered the progress of our clinical programs, improvements in operations, and overall financial position, and determined to fund the bonus pool at 100% of target.

For 2024, each NEO’s target bonus, total performance achievement for those targets consistent with company performance and the resulting bonus amount paid in early 2025 were as follows:

Executive	Performance Achievement for 2024 (%)	Target Bonus Amount ($)	Bonus Amount Paid ($)

Bassil I. Dahiyat, Ph.D.	100%	$432,700	$432,700
Bart Jan Cornelissen (1)	100%	156,938	156,938
John R. Desjarlais, Ph.D.	100%	267,250	267,250
Celia E. Eckert	100%	213,750	213,750
Nancy K. Valente, M.D.	100%	278,100	278,100
_________________________________________
(1)Mr. Cornelissen's target bonus is pro-rated based on his hire date.
(2)Mr. Kuch was not eligible to receive a bonus as a result of his separation from the Company on April 19, 2024

Equity Awards
Our executive officers are eligible to receive equity compensation in the form of stock options and RSUs. In early 2024, the Board and HCMCC awarded to the NEOs stock options and RSUs. The Board and HCMCC believe that stock options and RSUs are a key tool in serving to align the interests of our executive officers and our stockholders. Stock options and RSUs are variable and at-risk compensation that automatically links executive pay to stockholder return, as the value realized is dependent upon, and directly proportionate to, the performance of the stock price. Stock options do not have downside protection, and the awards will not provide value to the holder when the stock price is below the grant price. RSUs provide the executive with a value determined by the stock price and the portion of RSU that vests annually. This provides incentive for the executive to continue to create shareholder value over time and with the downside protection that the RSU will retain some value. It also provides an incentive for executives to continue providing services to the Company through the vesting periods.

In 2024, equity incentive awards granted to all of our NEOs were based on a competitive market value. For all NEOs, 75% of the value was distributed as stock options and 25% as RSUs. We weigh the mix more heavily with stock options because to receive value from these grants, the price of the stock must increase above the price at date of grant and be above the grant price after the award vests to have value when exercised, which focuses our executives on long-term shareholder value creation.
In February 2024, the Board, upon recommendation by the HCMCC, approved the following stock option and RSU values for our NEOs. The calculation for determining the number of shares to be issued is determined by the Company using a methodology under the Company’s internal equity grant guidelines. Each stock option vests as to 25% of the total number of option shares granted on the first anniversary of the date of grant and thereafter in equal monthly installments for 36 months. Each RSU vests as to one third of the total number of shares granted on the first, second and third anniversaries of the date of grant. The vesting of stock options and RSUs is subject to the officer’s continued services to our Company. The vesting of awards may accelerate under certain termination and change in control events as described below under “Overview of Employment and Change in Control Agreements—Severance and Change in Control Benefits”.

Executive	Stock Option Grant (# shares)	Stock Option Grant ($)	RSU Grant (# shares)	RSU Grant ($) (1)

Bassil I. Dahiyat, Ph.D.	327,225	3,750,000	54,538	1,250,000
John R. Desjarlais, Ph.D.	124,346	1,425,000	20,724	475,000
Celia E. Eckert	78,534	900,000	13,089	300,000
Nancy K. Valente, M.D.	117,801	1,350,000	19,634	450,000
John J. Kuch (1)
_________________________________________
(1)Mr. Kuch separated from the Company on April 19, 2024, and did not receive stock awards, stock options or performance bonus in 2024.
The annual stock option and RSU grants to our NEOs are evaluated by the HCMCC and approved by the Board in the context of each NEO’s total compensation and take into account the market data provided by Aon in addition to the individual officer’s responsibilities, criticality, performance and total equity ownership. The HCMCC and Board also take into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances.
In determining the annual grants for our NEOs, the HCMCC considered that such awards were closely aligned with the long-term efforts of the senior management team to increase stockholder value. The HCMCC determined the size of the grants based on its subjective assessment of the appropriate incentives necessary for our NEOs, considering the market data provided as well as the proposed annual grant and total options held by each named executive officer, as a percentage of total ownership in our Company, the fair value of each officer’s proposed grant in connection with his or her overall total target compensation (total target cash compensation plus long-term incentive compensation), and each officer’s individual role and performance.
Leadership Transitions
Effective April 9, 2024, we appointed Mr. Cornelissen as Senior Vice President and Chief Financial Officer. Under his offer letter, Mr. Cornelissen will initially receive an annual base salary of $465,000 and a performance-based target annual cash incentive opportunity equal to 45% of his annual base salary, as well as long-term equity incentives in the form of : (i) stock options with a value of approximately $2.3 million, one-fourth of which shares vested on April 9, 2025 and 1/48th of the shares shall vest monthly thereafter, subject to Mr. Cornelissen's continuous service through each such vesting date; and (ii) an RSU award with a grant date fair value of approximately $1.0 million, which will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to his continuous employment through the applicable vesting dates.
On April 19, 2024, Mr. Kuch separated without cause from the Company and in exchange for a release of all claims against the Company, the Company entered into a separation agreement with him (the "Separation Agreement"). Under the negotiated terms of the Separation Agreement, Mr. Kuch received: a lump sum cash payment of $530,892 and payments of COBRA insurance premiums until the earlier of May 31, 2025 and the date that Mr. Kuch was eligible for group health insurance coverage through a new employer. Under a consulting agreement also entered into on April 19, 2024 between Mr. Kuch and the Company, Mr. Kuch agreed to provide finance and accounting operations advisory services to the Company as requested after his employment ended on April 19, 2024 through March 2, 2033. In return for such services, Mr. Kuch's outstanding equity awards will continue to vest and, as applicable, remain exercisable in accordance with their terms. None of Mr. Kuch's equity was accelerated in connection with his end of employment.
Other Benefits
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan with a matching feature to our employees, including our NEOs. We do not provide perquisites or personal benefits to our NEOs that are not available to all of our other employees. We also pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs. We provide limited temporary living or relocation benefits to NEOs upon hire, including limited tax gross-ups for such business relocation expenses.
Tax and Accounting Implications
Under Financial Accounting Standards Board ASC Topic 718, ("ASC 718"), the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. The HCMCC intends to continue to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the HCMCC intends to continue to provide future compensation in a manner consistent with the best interests of the Company and its stockholders.
Compensation Risk Assessment
The HCMCC has reviewed the Company’s compensation policies and practices, in consultation with its independent compensation consultant, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the HCMCC determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The HCMCC believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our stockholders. In addition, the Company’s insider trading policy and prohibition against hedging and pledging in Company stock protects stockholders against activities that decouple the economic incidents of ownership of Company securities, through hedging, or that increase risk to the Company, through pledging of Company securities.
Compensation Recovery Policy
We have adopted a compensation recovery policy (the "Clawback Policy") that establishes the circumstances and procedures under which the Company shall recover erroneously awarded compensation from current and former executive officers of the Company in accordance with rules issued under the Exchange Act. In the event the Company is required to restate our financial results due to our material noncompliance with financial reporting requirements under federal securities laws, the Company will promptly recover all erroneously awarded compensation with respect to such restatement.
Recovery of Erroneously Awarded Compensation
On February 11, 2025, the Audit Committee, following discussions with the Company’s management and its former independent registered public accounting firm, determined that the Company’s (i) audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Audited Financial Statements”), filed with the SEC on February 29, 2024 and (ii) unaudited financial statements included in each of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ending September 30, 2024, June 30, 2024, and March 31, 2024 (the “unaudited Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”), filed with the SEC on November 6, 2024, August 8, 2024, and May 9, 2024, respectively, (collectively, the “Affected Periods”), should no longer be relied upon. The Company restated the Financial Statements for the Affected Periods in amendments to each of the aforementioned reports which included the Financial Statements (collectively, the “2024 Restatement”).
The 2024 Restatement does not have any impact on management’s or other employees’ compensation, as incentive compensation was based on the attainment of certain operating metrics, operational goals and financial measures unaffected by the adjustments. Accordingly, the HCMCC concluded that recovery of erroneously awarded compensation was not required pursuant to the Clawback Policy.

Insider Trading Policy
We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging and Anti-Pledging Policies
Our insider trading policy prohibits all employees and directors from engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls and short sales. In addition, our insider trading policy prohibits ownership of Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Employment, Severance and Change in Control Agreements
The Company has offer letters or employment agreements with certain NEOs, including Dr. Dahiyat, Dr. Valente, Ms. Eckert, and Mr. Cornelissen, that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. All of the NEOs are “at-will” employees.
We have severance agreements with Dr. Dahiyat and Dr. Desjarlais that provide for severance benefits (cash payments, payments for COBRA premiums and equity acceleration) upon a termination without cause or, for a resignation for good reason, either alone or within one month prior to or 12 months following a change in control transaction. We previously had a severance agreement with Mr. Kuch that provided for the same severance benefits. Mr. Kuch separated from the Company on April 19, 2024 and his agreement is therefore no longer in effect. We do not provide any excise tax gross ups in connection with severance paid upon termination without cause or relating to a change in control transaction. Our HCMCC reviewed, and our Board approved, the NEO severance benefits, after a review of market data provided by our compensation consultant, to ensure that the benefits remain appropriately structured and at reasonable levels. All change in control payments are structured to be on a “double-trigger” basis, requiring an involuntary termination in connection with the change in control transaction. The Board and HCMCC believes that these severance protection benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty. See “Overview of Employment and Change in Control Agreements” below for more information regarding the agreements we have with each of our NEOs.
Compensation Governance
Role of our HCMCC, Management and the Board
The HCMCC is appointed by the Board to assist the Board with its responsibilities related to the Company’s culture, talent development, succession planning, compensation policies, plans and programs, to review and determine, as appropriate, the compensation to be paid to the Company’s executive officers and directors and to review, discuss with management and approve the Company’s disclosures contained in the Compensation Discussion & Analysis for use in our Annual Report on Form 10-K, registration statements, proxy statements or information statements. The HCMCC is also responsible for preparing and reviewing its report on executive compensation included in this Proxy Statement. For details on the HCMCC’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Board Committees—Human Capital Management & Compensation Committee” beginning on page 30 of this Proxy Statement. Our HCMCC consists solely of independent members of the Board.
The HCMCC reviews and makes recommendations to the Board with respect to all compensation paid to our executive officers, including our NEOs. The Chief Executive Officer evaluates and provides to the HCMCC performance assessments and compensation recommendations. In making his recommendations, the Chief Executive Officer reviews various third-party compensation surveys and compensation data provided by the independent compensation consultant to the HCMCC, as described below. While the Chief Executive Officer discusses his recommendations with the HCMCC and the Board, he does not participate in the deliberations concerning, or the determination of, his own compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the HCMCC or the Board to make presentations, provide financial or other background information or advice or otherwise participate in the HCMCC or Board meetings. The HCMCC meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, subject to final Board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as our HCMCC determines appropriate. Neither the Board nor the HCMCC is authorized to delegate authority to approve executive officer compensation.

The HCMCC does not maintain a formal policy for recommending to the Board the timing of equity awards to our executive officers; awards are generally approved at a meeting of the HCMCC and the Board in the first quarter of each year. Under our equity incentive plans, the exercise price of a stock option cannot be less than the 100% of the fair market value of the Company’s common stock at the time of grant.
Role of Compensation Consultant
The HCMCC has the authority to retain independent compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The HCMCC retained Aon as its compensation consultant to develop a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2024.
Aon reported directly to the HCMCC. The HCMCC assessed the independence of Aon pursuant to SEC and Nasdaq rules and concluded that there were no conflicts of interest and that Aon was independent.
Report of the HCMCC of the Board of Directors*
The HCMCC has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the HCMCC has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Mr. Richard J. Ranieri, Committee Chair
Dr. A. Bruce Montgomery
Dr. Kevin C. Gorman
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table shows the total compensation earned by the NEOs in 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Bassil I. Dahiyat, Ph.D.	2024	721,200	1,246,193	4,403,489	432,700	8,247	6,811,829
President, Chief Executive	2023	700,200	1,650,735	5,249,673	357,100	8,247	7,965,955
Officer and Director	2022	670,000	1,493,825	5,132,880	402,000	7,247	7,705,952

Bart Jan Cornelissen (5)	2024	338,182	910,811	2,263,916	156,938	61,164	3,731,011
Chief Financial Officer

John R. Desjarlais, Ph.D.	2024	534,500	473,543	1,543,452	267,250	9,247	2,827,992
Chief Scientific Officer	2023	518,900	589,564	1,874,883	220,500	9,247	3,213,094
	2022	485,000	1,075,557	1,168,043	218,200	8,247	2,955,047

Celia E. Eckert	2024	475,000	299,084	974,808	213,750	9,247	1,971,889
General Counsel	2023	457,600	330,141	1,049,931	175,000	9,247	2,021,919
	2022	440,000	597,518	648,915	198,000	8,247	1,892,680

Nancy K. Valente, M.D. (6)	2024	556,200	448,637	1,462,211	278,100	122,625	2,867,773
Chief Development Officer	2023	360,000	1,063,743	3,487,442	153,000	104,677	5,168,862

John J. Kuch (7)	2024	143,591	322,458	3,181,300	—	640,179	4,287,528
Former Chief Financial Officer	2023	468,000	377,317	1,199,929	179,000	9,247	2,233,493
	2022	450,000	697,124	757,070	202,500	8,247	2,114,941
_________________________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock awards granted during the respective year, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. With respect to Mr. Kuch, the amount represents the incremental fair value of his stock options and RSU awards resulting from the extension of his post-termination exercise period pursuant to his consulting agreement, computed under ASC 718. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the RSUs or the sale of the common stock received.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the respective year, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. With respect to Mr. Kuch, the amount represents the incremental fair value of his stock options and RSU awards resulting from the extension of his post-termination exercise period pursuant to his consulting agreement, computed under ASC 718. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)Amounts in this column represent annual performance-based bonuses earned for the respective fiscal year. Each performance-based bonus shown above was paid in cash to the respective executive in the first quarter of the following year. For more information, see above under “Compensation Discussion and Analysis—2024 Executive Compensation Program—Annual Performance Bonus.”

(4)Represents term life and disability insurance premiums paid by us on behalf of the NEOs as well as matching of contributions made under 401(k) plan. All of these benefits are provided to the NEOs on the same terms as provided to all of our regular full-time employees. For more information regarding these benefits, see below under “Description of Compensation Arrangements—Other Benefits.” The applicable equity award column(s) reflected the specified amounts recorded in connection with a termination of employment
(5)Mr. Cornelissen's employment with the Company started on April 9, 2024 and therefore his salary and bonus payment reflect pro-rated amounts based on his hire date. The amount reported for Mr. Cornelissen in the "All Other Compensation" column for 2024 includes $54,000 in commuting and housing stipend.
(6)The amount reported for Dr. Valente in the "All Other Compensation" column for 2024 includes $42,000 in housing allowance and $71,379 in relocation expenses, of which $34,451 is tax gross-up.
(7)Mr. Kuch's employment ended with the Company in April 2024 and therefore his salary reflects the pro-rated amount based on his termination date. Pursuant to the terms of Mr. Kuch's separation agreement, the amounts shown in the "All Other Compensation" column also includes severance payment in the amount of $530,892, a one-time payout of accrued Paid Personal Leave of $83,455, and medical insurance payment of $16,750.
Grants of Plan-Based Awards
The following table sets forth information relating to grants of plan-based incentive awards to the NEOs in 2024.

Name	Award Type	Grant Date(2)	Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target (1) ($)	All Other Stock Awards: Number of Securities Underlying Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Bassil I. Dahiyat, Ph.D.	Annual Stock Award	3/5/24	2/21/24		54,538			1,246,193
	Annual Stock Option	3/5/24	2/21/24			327,225	22.85	4,403,489
	Performance Bonus			432,700

Bart Jan Cornelissen	Employment Stock Award	4/9/24	3/11/24		42,265			910,811
	Employment Stock Option	4/9/24	3/11/24			190,194	21.55	2,263,916
	Performance Bonus			156,938

John R. Desjarlais, Ph.D.	Annual Stock Award	3/5/24	2/21/24		20,724			473,543
	Annual Stock Option	3/5/24	2/21/24			124,346	22.85	1,543,452
	Performance Bonus			267,250

Celia E. Eckert	Annual Stock Award	3/5/24	2/21/24		13,089			299,084
	Annual Stock Option	3/5/24	2/21/24			78,534	22.85	974,808
	Performance Bonus			213,750

Nancy K. Valente, M.D.	Annual Stock Award	3/5/24	2/21/24		19,634			448,637
	Annual Stock Option	3/5/24	2/21/24			117,801	22.85	1,462,211
	Performance Bonus			278,100

John J. Kuch (4)	Annual Stock Award							322,458
	Annual Stock Option							3,181,300
	Performance Bonus

_________________________________________
(1)Amounts in this column represent the target performance-based bonus opportunity for each NEO for 2024. There were no threshold or maximum payout levels for these awards. For a description of the 2024 performance bonus program, see “Compensation Discussion and Analysis—2024 Executive Compensation Program—Annual Performance Bonus” above. The amount actually earned by each NEO is reported in the “Summary Compensation Table” above.
(2)All options were granted under the terms of our 2023 Equity Incentive Plan (the "2023 Plan"), with an exercise price per share equal to the closing price of our common stock on the grant date, and vest over a four-year period. All RSUs were granted under the terms of our 2023 Plan, and vest over a three-year period. For certain information concerning our 2023 Plan, see “— Equity Compensation Plan Information” below.
(3)Amounts in this column reflect the aggregate grant date fair value of the option and RSU awards granted during 2024, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. With respect to Mr. Kuch, the amount represents the incremental fair value of his stock options and RSU awards resulting from the extension of his post-termination exercise period pursuant to his consulting agreement, computed under ASC 718. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options or RSUs, the exercise of the stock options, or the sale of the common stock underlying such stock options or RSUs.
(4)Mr. Kuch did not receive stock awards, stock options or performance bonus in 2024.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards granted to each NEO that remain outstanding as of December 31, 2024.

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

Bassil I. Dahiyat, Ph.D.	2/12/2015	8,808	—	$15.69	2/12/2025
	1/26/2016	125,001	—	12.51	1/26/2026
	1/30/2017	125,002	—	22.55	1/30/2027
	1/24/2018	107,501	—	23.40	1/24/2028
	2/12/2019	138,655	—	36.31	2/12/2029
	3/2/2020	141,628	0	32.28	3/2/2030
	3/8/2021	123,743	8,250	43.00	3/8/2031
	3/3/2022	205,264	93,303	30.02	3/3/2032	16,587	381,169
	3/2/2023	137,867	177,259	31.43	3/2/2033	35,014	804,622
	3/5/2024	—	327,225	$22.85	3/5/2034	54,538	1,253,283

Bart Jan Cornelissen	4/9/2024	—	190,194	$21.55	4/9/2034	42,265	971,250

John R. Desjarlais, Ph.D.	2/12/2015	3,542	—	15.69	2/12/2025
	1/26/2016	85,000	—	12.51	1/26/2026
	1/30/2017	85,000	—	22.55	1/30/2027
	1/24/2018	80,000	—	23.40	1/24/2028
	2/12/2019	63,025	—	36.31	2/12/2029
	3/2/2020	54,553	—	32.28	3/2/2030
	3/8/2021	58,615	3,908	43.00	3/8/2031
	3/3/2022	49,263	22,393	30.02	3/3/2032	11,943	274,450
	3/2/2023	49,238	63,307	31.43	3/2/2033	12,506	287,388

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
	3/5/2024	0	124,346	22.85	3/5/2034	20,724	476,238

Celia E. Eckert	9/3/2019	91,292	—	35.58	9/3/2029
	3/2/2020	18,884	—	32.28	3/2/2030
	3/8/2021	33,866	2,258	43.00	3/8/2031
	3/3/2022	27,368	12,441	30.02	3/3/2032	6,635	152,472
	3/2/2023	27,573	35,452	31.43	3/2/2033	7,003	160,929
	3/5/2024	—	78,534	22.85	3/5/2034	13,089	300,785

Nancy K. Valente, M.D.	9/8/2022	26,417	8,865	25.32	9/8/2032
	5/1/2023	93,328	142,450	27.07	5/1/2033	26,198	602,030
	3/5/2024	—	117,801	22.85	3/5/2034	19,634	451,189

John J. Kuch (4)	2/12/2015	62,764	—	15.69	2/12/2025
	1/26/2016	64,206	—	12.51	1/26/2026
	1/30/2017	85,000	—	22.55	1/30/2027
	1/24/2018	68,000	—	23.40	1/24/2028
	5/15/2018	10,000	—	33.11	5/15/2028
	2/12/2019	50,420	—	36.31	2/12/2029
	3/2/2020	40,663	0	32.28	3/2/2030
	3/8/2021	33,866	2,258	43.00	3/8/2031
	3/3/2022	31,930	14,514	30.02	3/3/2032	7,741	177,888
	3/2/2023	31,512	40,517	31.43	3/2/2033	8,004	183,932
_________________________________________
(1)All of the outstanding option awards granted before June 14, 2023 were granted under and subject to the terms of the 2013 Plan; all outstanding option awards granted on or after June 14, 2023 were granted under and subject to the terms of the 2023 Plan. Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “— Potential Payments upon Termination or Change in Control.” All of the outstanding options are subject to our standard option vesting schedule such that 25% of the shares subject to the option vest on the one-year anniversary of the grant date and 1/48th of the shares vest monthly thereafter, such that the options are fully vested on the four-year anniversary of the date of grant.
(2)All of the outstanding RSU awards granted before June 14, 2023 were granted under and subject to the terms of the 2013 Plan; all of the outstanding RSU awards granted on or after June 14, 2023 were granted under and subject to the terms of the 2023 Plan. Except as otherwise indicated, each RSU award vests as to one-third of the total number of shares granted on the first, second and third anniversaries of the date of grant subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “—Potential Payments upon Termination or Change in Control.”
(3)All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board.
(4)Mr. Kuch’s unvested stock options and RSU awards as of his separation date of April 19, 2024 continued to vest according to the original vesting schedule under the terms of the consulting agreement Mr. Kuch entered into with the Company on April 19, 2024. Mr. Kuch did not receive stock awards, stock options or performance bonus in 2024.
We did not engage in any repricing or other modifications or cancellations to any of our NEOs’ outstanding equity awards during the year ended December 31, 2024.

Option Exercises and Stock Vested
The following table provides information on stock options exercised, including the number of shares acquired upon exercise and stock awards vested, and the value realized, determined as described below, for the NEOs in the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Bassil I. Dahiyat, Ph.D.	66,192	567,354	41,427	$993,354
John R. Desjarlais, Ph.D.	211,458	1,668,570	21,669	519,469
Celia E. Eckert	—	—	12,143	291,123
Nancy Valente, M.D.	—	—	13,098	313,435
John J. Kuch	5,794	54,637	13,749	329,538
_________________________________________
(1)The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the NEOs as a result of the option exercises.
(2)The value realized on vesting is based on the closing price of our common stock on the date of vesting.
Pension Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

No pension benefits were paid to any of our named executive officers during the fiscal year ended December 31, 2024. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.
Overview of Employment and Change in Control Agreements
Employment Agreements
The Company has offer letters and employment agreements with certain of our NEOs, Dr. Dahiyat, Mr. Cornelissen, Ms. Eckert and Dr. Valente, that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. Below are written descriptions of the employment agreements and offer letters we have with these NEOs. All of the NEOs are “at-will” employees.
Dr. Dahiyat. In September 2013, we entered into a Third Amended and Restated Executive Employment Agreement with Dr. Dahiyat that provided the basic terms of his employment along with certain severance and change in control benefits that are described below under “—Potential Payments upon a Termination or Change in Control.”
Mr. Cornelissen. In April 2024, we entered into a letter agreement with Mr. Cornelissen that entitled him to an annual base salary of $465,000; annual target performance bonus of 45% of his base salary; housing and commuting stipend in the amount of $6,000 per month; 190,194 stock options and 42,265 restricted stock units along with severance and change in control benefits that are described below under “—Potential Payments upon Termination or Change in Control.”
Ms. Eckert. In August 2019, we entered into a letter agreement with Ms. Eckert that provided the basic terms of her employment along with severance and change in control benefits that are described below under “—Potential Payments upon Termination or Change in Control.”
Dr. Valente. In May 2023, we entered into a letter agreement with Dr. Valente that provided the basic terms of her employment along with severance and change in control benefits that are described below under “—Potential Payments upon Termination or Change in Control.”

Severance and Change in Control Benefits
The Company has written severance agreements with Dr. Dahiyat and Dr. Desjarlais that supersede the terms of their severance and change in control terms set forth in their employment agreements, as applicable. A more detailed description of the NEO severance and change in control benefits is provided below under “—Potential Payments upon Termination or Change in Control.”

Dr. Dahiyat. In May 2016, we entered into a Severance Agreement with Dr. Dahiyat that superseded the Third Amended and Restated Executive Employment Agreement with respect to severance and change in control benefits. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon Termination or Change in Control.”
Dr. Desjarlais. In September 2013, we entered into an Amended and Restated Severance Agreement with Dr. Desjarlais that entitled him to certain severance and change in control benefits. In May 2016, we entered into a Severance Agreement with Dr. Desjarlais that superseded his prior agreement in its entirety. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon Termination or Change in Control.”

Mr. Kuch. In September 2013, we entered into an Amended and Restated Change in Control Agreement with Mr. Kuch that entitled him to certain severance and change in control benefits. In May 2016, we entered into a Severance Agreement with Mr. Kuch that superseded his 2013 agreement in its entirety. Mr. Kuch separated from the Company on April 19, 2024 and his agreement is therefore no longer in effect.
Each of our NEOs holds stock options under our equity incentive plans that were granted subject to our form of stock option agreements.
Potential Payments upon Termination or Change in Control
Severance Agreements
In May 2016, we entered into severance agreements with our NEOs Dr. Dahiyat, Dr. Desjarlais, and Mr. Kuch. In August 2019 we entered into a letter agreement with Ms. Eckert, which was amended in October 2023. In April 2023 we entered into a letter agreement with Dr. Valente, which was amended in October 2023. The provisions regarding their severance are described below.
Dr. Dahiyat. Pursuant to the Severance Agreement with Dr. Dahiyat, if we terminate Dr. Dahiyat’s employment without cause or if Dr. Dahiyat resigns for good reason, at any time, subject to his execution of an effective release and waiver of claims in favor of us, Dr. Dahiyat will receive (1) a lump sum severance payment equal to the sum of (a) his then-current annual base salary for 24 months and (b) an amount equal to Dr. Dahiyat’s then-current target bonus percentage of his then-current annual base salary assuming achievement of 100% of corporate, and as applicable, personal goals established for such year, prorated for the number of days Dr. Dahiyat worked during the year of his termination; (2) vesting acceleration of all his outstanding stock options and equity awards subject to time-based vesting as if Dr. Dahiyat had completed an additional 24 months of service; and (3) payment of his COBRA insurance premiums for up to 12 months. Additionally, in the event that Dr. Dahiyat’s termination without cause or resignation for good reason occurs within a “change in control period,” defined as the period beginning one month prior to the execution of a definitive written agreement that if consummated would result in a change in control and ending on the earlier of the termination of such agreement or 12 months following the consummation of such change in control, subject to his execution of an effective release and waiver of claims in favor of us, Dr. Dahiyat will additionally receive vesting acceleration in full of all his outstanding time-based stock options and other equity awards.
Dr. Desjarlais and Mr. Kuch. Pursuant to Severance Agreements with each of Dr. Desjarlais and Mr. Kuch, if we terminate the officer’s employment without cause or if the officer resigns for good reason, at any time, subject to his execution of an effective release and waiver of claims in favor of us, the officer will receive (1) a lump sum severance payment equal to the sum of (a) his then-current annual base salary for 12 months and (b) an amount equal to the executive’s then-current target bonus percentage of his then-current annual base salary assuming achievement of 100% of corporate, and as applicable, personal goals established for such year, prorated for the number of days the officer worked during the year of his termination; (2) vesting acceleration of all his outstanding stock options and equity awards subject to time-based vesting as if the officer had completed an additional 12 months of service; and (3) payment of his COBRA insurance premiums for up to 12 months. Additionally, if the officer’s termination without cause or resignation for good reason occurs within a “change in control period,” defined as the period beginning one month prior to the execution of a definitive written agreement that if consummated would result in a change in control and ending on the earlier of the termination of such agreement or 12 months following the consummation of such change in control, subject to his execution of an effective release and waiver of claims in favor of us, the officer will additionally receive vesting acceleration in full of all his outstanding time-based stock options and other equity awards.
Mr. Cornelissen, Dr. Valente and Ms. Eckert. Pursuant to letter agreements with each of Mr. Cornelissen, Dr. Valente and Ms. Eckert, and subsequent amendment, if we terminate the officer’s employment without cause or if the officer resigns for good reason, subject to her execution of an effective release and waiver of claims in favor of us, the officer will receive (1) a lump sum severance payment equal to her then-current annual base salary for 12 months and (2) payment of her COBRA insurance premiums for up to 12 months. Additionally, if the officer’s termination without cause occurs within 90 days prior to or 12 months after a change in control, the officer will receive (1) vesting acceleration of all his or her outstanding stock options and equity awards subject to time-based vesting as if the officer had completed an additional 12 months of service if the termination occurs prior to the one-year anniversary of the officer’s commencement of employment or (2) vesting acceleration of all his or her outstanding stock options and equity awards if the termination occurs after the one-year anniversary of the officer’s commencement of employment.
Equity Incentive Plan Provisions
Pursuant to the 2013 Plan and the 2023 Plan, the plan administrator may accelerate the vesting of stock awards granted under the applicable plan in connection with a corporate transaction. For more information, see below under "Equity Compensation Plan Information".
Summary of Estimated Amounts Payable upon Termination or Change in Control
The following table shows estimated payments that would be made to each NEO in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2024. Mr. Kuch is not included below but please see the description of the Separation Agreement between the Company and Mr. Kuch described above under “Leadership Transitions”.

Name	Benefit	Termination Not in Connection with a Change in Control ($)(1)	Termination in Connection with a Change in Control ($)(2)	2013 Plan — Certain Corporate Transactions ($)(3)

Bassil I. Dahiyat, Ph.D.	Lump Sum Cash Severance Payment	$1,442,400	$1,442,400
	Lump Sum Target Bonus Payment	432,700	432,700
	COBRA Payments	20,510	20,510
	Vesting Acceleration(5)	3,477,265	3,908,335	3,908,335
	Benefit Total	$5,372,875	$5,803,945	$3,908,335

Bart Jan Cornelissen	Lump Sum Cash Severance Payment	$465,000	$465,000
	COBRA Payments(4)	—	—
	Vesting Acceleration(5)	—	1,243,227	1,243,227
	Benefit Total	$465,000	$1,708,227	$1,243,227

John R. Desjarlais, Ph.D.	Lump Sum Cash Severance Payment	$534,500	$534,500
	Lump Sum Target Bonus Payment	267,250	267,250
	COBRA Payments	20,909	20,909

	Vesting Acceleration(5)	1,536,283	2,006,562	2,006,562
	Benefit Total	$2,358,942	$2,829,221	$2,006,562

Celia E. Eckert	Lump Sum Cash Severance Payment	$475,000	$475,000
	COBRA Payments	11,498	11,498
	Vesting Acceleration(5)	—	624,396	624,396
	Benefit Total	$486,498	$1,110,894	$624,396

Nancy K. Valente, M.D.	Lump Sum Cash Severance Payment	$556,200	$556,200
	COBRA Payments	11,498	11,498
	Vesting Acceleration(4)	—	1,068,533	1,068,533
	Benefit Total	$567,698	$1,636,231	$1,068,533
_________________________________________
(1)These benefits would be payable by the Company under each NEO’s individual agreements if an officer is terminated without cause or if an officer resigns for good reason and such termination or resignation does not occur during the period before or after a change of control. For Dr. Dahiyat and Dr. Desjarlais, such period is within one month prior to or 12 months following a change in control. For Dr. Valente, Mr. Cornelissen and Ms. Eckert, such period is within 90 days prior to or 12 months after a change in control. Payments are subject, in each case, to the respective NEO’s execution of an effective release and waiver of claims in favor of the Company.
(2)These benefits would be payable by the Company under each NEO’s individual agreements if an officer is terminated without cause or if an officer resigns for good reason and such termination or resignation occurs during the period before or after a change of control. For Dr. Dahiyat and Dr. Desjarlais, such period is within one month prior to or 12 months following a change in control. For Dr. Valente, Mr. Cornelissen and Ms. Eckert, such period is within 90 days prior to or 12 months after a change in control. Payments are subject, in each case, to the respective NEO’s execution of an effective release and waiver of claims in favor of the Company.
(3)These benefits would be payable by the Company under the 2013 Plan and 2023 Plan, as applicable, if, upon a corporate transaction event, the Board exercised its discretion to accelerate the vesting and exercisability of outstanding stock options.
(4)Mr. Cornelissen did not enroll in the Xencor health plan in 2024
(5)The value of vesting acceleration consists of stock options based on the closing price of $22.98 per share of common stock on December 31, 2024, minus the exercise price of the unvested stock option shares subject to acceleration, as well as the value of unvested restricted stock units based on the closing price of $22.98 per share of common stock on December 31, 2024. Accordingly, the amounts reported in the table only reflect restricted stock units and option grants with an exercise price less than the closing price of $22.98 per share of common stock on December 31, 2024.
Equity Granting Practices
The HCMCC does not grant stock options or similar equity awards during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information, except as set forth below in 2024. The HCMCC does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options may be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. We also do not time the release of material nonpublic information based on equity award grant dates.
We generally make awards on pre-determined dates. Annual equity awards to eligible employees, including our executives, are typically made on the third business day following the submission of our Form 10-K; awards to members of our Board are generally made in June on the date of the Company's annual meeting; and awards to new hires are typically made to eligible employees within one month of hire.
The following table contains information required by Item 402(x)(2) of Regulation S-K about stock options granted to the Company’s NEOs in 2024 during the period from four business days before to one business day after the filing of the Company’s Current Reports on Form 8-K on March 6, 2024 and April 9, 2024. The Company did not grant any stock options to NEOs of the Company in 2024 during the period from four business days before to one business day after the filing of any of the Company’s Quarterly Reports on Form 10-Q, or the filing the Company's Annual Report on Form 10-K.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information

Bassil I. Dahiyat, Ph.D.	3/5/2024	327,225	22.85	4,403,489	4.1%
John R. Desjarlais, Ph.D.	3/5/2024	124,346	22.85	1,543,452	4.1%
Celia E. Eckert	3/5/2024	78,534	22.85	974,808	4.1%
Nancy K. Valente, M.D.	3/5/2024	117,801	22.85	1,462,211	4.1%
Bart Jan Cornelissen	4/9/2024	190,194	21.55	2,263,916	(5.7)%
Equity Compensation Plan Information
The following table provides certain information, as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders
2013 Equity Incentive Plan (1)	9,813,705	$30.22	—
2023 Equity Incentive Plan (2)	2,556,376	22.35	4,213,124
2013 Employee Stock Purchase Plan	—		945,106
Equity compensation plans not approved by security holders	—		—
Total	12,370,081		5,158,230
_________________________________________
(1)Consists of shares granted under our 2013 Equity Incentive Plan. The Company no longer grants awards from the 2013 Plan, which was superseded by the 2023 Plan.
(2)The number of shares reflected in column (c) are those remaining available for issuance under the 2023 Equity Incentive Plan in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of awards.

RATIO OF ANNUAL COMPENSATION FOR THE CEO TO OUR MEDIAN EMPLOYEE
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer (PEO), Dr. Dahiyat, to our median employee’s annual total compensation (“CEO Pay Ratio”).
The pay ratio rules allow a company to identify its median employee once every three years provided that there has not been a change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio. As we did not have any changes to our employee compensation arrangements or employee population in 2024, the median employee for the 2024 CEO Pay Ratio calculation is the same employee identified for the 2023 fiscal year CEO Pay Ratio.
In accordance with Item 402(u) of Regulation S-K, to determine our total population of employees as of October 1, 2023, we included full-time, part-time, seasonal and temporary employees, but excluded contractors or other non-employee workers in our employee population. We identified the median employee by (i) aggregating for each applicable employee (A) the amount of base salary as of October 1, 2023 for all full-time salaried employees, or hourly rate multiplied by actual work hours for hourly employees and (B) the amount of annual bonuses for 2023 performance; and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Dahiyat, whether employed on a full-time, part-time, or seasonal basis.
For 2024, the median employee’s annual total compensation, calculated in accordance with Item 402(c) of SEC Regulation S-K, was $270,292 and our CEO’s annual total compensation, as reported in the 2024 Summary Compensation Table in this Proxy Statement, was $6,811,829. Based on this information, the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees (excluding Dr. Dahiyat) was 25.2 to 1.

Dr. Dahiyat's annual total compensation	$6,811,829
Median employee's annual total compensation	$270,292
Ratio of Dr. Dahiyat's annual total compensation to median employee's annual total compensation	25.2:1
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2025 by: (i) each director and nominee for director; (ii) each of the NEOs named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 70,466,850 shares outstanding on February 28, 2025, adjusted as required by rules promulgated by the SEC.
Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2025 and RSUs that will vest within 60 days of February 28, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs, as applicable, but not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xencor, Inc., 465 North Halstead Street, Suite 200, Pasadena, California 91107.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned

Greater than 5% Stockholders
Blackrock, Inc. (1)	12,201,617	17.32%
PRIMECAP Management Company (2)	9,137,195	12.97%
The Vanguard Group, Inc. (3)	6,767,249	9.60%
EcoR1 Capital, LLC (4)	6,719,304	9.54%
T. Rowe Price Associates, Inc. (5)	3,929,062	5.58%

Executive Officers and Directors
Bassil I. Dahiyat, Ph.D. (6)	1,564,972	2.18%
John R. Desjarlais, Ph.D. (7)	770,436	1.08%
John J. Kuch (8)	556,863	*
Celia E. Eckert (9)	265,553	*
Nancy K. Valente, M.D. (10)	192,299	*
Kurt A. Gustafson (11)	111,316	*
A. Bruce Montgomery, M.D. (12)	111,244	*
Kevin C. Gorman (13)	110,218	*
Richard J. Ranieri (14)	102,816	*
Ellen G. Feigal, M.D. (15)	95,353	*
Dagmar Rosa-Bjorkeson (16)	83,113	*
Bart Jan Cornelissen (17)	62,520	*
Barbara J. Klencke, M.D. (18)	31,028	*
Todd E. Simpson	0	*
All executive officers and directors during the 2024 fiscal year as a group (13 persons) (19)	3,500,868	4.76%

_________________________________________
*Less than one percent.
(1)Blackrock, Inc. has sole voting power over 12,023,007 shares of our common stock and sole dispositive power over 12,201,617 shares of our common stock. Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on February 5, 2025, reporting beneficial ownership as of December 31, 2024 by Blackrock, Inc. The address for Blackrock Inc. is 50 Hudson Yard, New York, NY 10001.
(2)Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on November 12, 2024, reporting beneficial ownership as of September 30, 2024, by PRIMECAP Management Company. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th FL., Pasadena, CA 91105.
(3)The Vanguard Group, Inc. has shared voting power over 75,219 shares of our common stock, sole dispositive power over 6,631,739 shares of our common stock, and shared dispositive power over 135,510 shares of our common stock. Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023 by The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on November 14, 2024, reporting beneficial ownership as of September 30, 2024 by EcoR1 Capital, LLC. The address for EcoR1 Capital, LLC is 357 Tehama Street #3, San Francisco, CA 94103.
(5)T. Rowe Price Associates, Inc. has sole voting power over 3,857,788 shares of our common stock and sole dispositive power over 3,929,062 shares of our common stock. Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on November 14, 2024, reporting beneficial ownership as of September 30, 2024 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(6)Includes 260,024 shares of common stock, 1,252,675 shares of common stock that Dr. Dahiyat has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options and 52,273 RSUs that will vest within 60 days of February 28, 2025.
(7)Includes 167,705 shares of common stock, 577,627 shares of common stock that Dr. Desjarlais has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options and 25,104 RSUs that will vest within 60 days of February 28, 2025.
(8)Includes 117,393 shares of common stock, 427,727 shares of common stock that Mr. Kuch has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options and 11,743 RSUs that will vest within 60 days of February 28, 2025.
(9)Includes 19,974 shares of common stock, 231,080 shares of common stock that Ms. Eckert has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options and 14,499 RSUs that will vest within 60 days of February 28, 2025.
(10)Includes 10,518 shares of common stock, 175,237 shares of common stock that Dr. Valente has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options and 6,544 RSUs that will vest within 60 days of February 28, 2025.
(11)Includes 3,504 shares of common stock and 107,812 shares of common stock that Mr. Gustafson has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options.
(12)Includes 3,154 shares of common stock and 108,090 shares of common stock that Dr. Montgomery has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options.
(13)Includes 2,406 shares of common stock and 107,812 shares of common stock that Dr. Gorman has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options.
(14)Includes 2,504 shares of common stock and 100,312 shares of common stock that Mr. Ranieri has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options.

(15)Includes 2,504 shares of common stock and 92,849 shares of common stock that Dr. Feigal has the right to currently acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options.
(16)Includes 2,504 shares of common stock and 80,609 shares of common stock that Ms. Rosa-Bjorkeson has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options.
(17)Includes 884 shares of common stock. 47,548 shares of common stock that Mr. Cornelissen has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options and 14,088 RSUs that will vest within 60 days of February 28, 2025.
(18)Includes 31,028 shares of common stock that Dr, Klencke has the right to acquire from us within 60 days of February 28, 2025 pursuant to the exercise of stock options. Dr. Klencke does not own any shares of common stock.
(19)Includes the shares beneficially owned by our current directors and executive officers. Mr. Kuch's shares are not included in the calculation

PAY VERSUS PERFORMANCE
The following section has been prepared in accordance with the SEC’s pay versus performance ("PvP") disclosure rules. Under the PvP rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid, ("CAP"), which we are required to calculate and then compare to certain specified performance measures. Under the PvP rules, CAP for the principal executive officer ("PEO") and the average CAP for the non-PEO NEOs is calculated by starting with the Summary Compensation Table ("SCT") values for the relevant years and then making the following adjustments (as are applicable):

•Subtracting: the grant date fair value of equity awards granted during the year; and the change in pension value for the year; and

•Adding: the year-end fair value of unvested equity awards granted during the year; for equity awards granted in prior years that are outstanding and unvested at the end of the year, the difference between the fair value at the end of the year as compared to the end of the immediately prior year; for equity awards granted in prior years that vested during the year, the difference between the fair value as of the vesting date as compared to the end of the immediately prior year; and the pension service cost for that year.
For the most recently completed fiscal year, we did not use any "financial performance measures" as defined in Item 402(v) of Regulation S-K to link compensation paid to the NEOs. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a "Company-Selected Measure" as defined in Item 402(v) of Regulation S-K.

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)(3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income (Loss) (in thousands) (5)
Year					TSR	Peer Group TSR

2024	$6,811,849	$2,563,963	$3,137,239	$1,656,663	$66.82	$113.84	$(232,618)
2023	$7,965,955	$6,147,081	$3,116,346	$2,116,864	$61.73	$115.42	$(133,133)
2022	$7,705,953	$(770,559)	$2,443,329	$38,234	$75.72	$111.27	$(55,181)
2021	$5,370,295	$317,342	$2,126,860	$668,412	$116.66	$124.89	$82,631
2020	$4,480,925	$6,725,617	$1,263,427	$1,881,821	$126.87	$125.69	$(69,333)
_________________________________________
(1)For each year our PEO was Bassil Dahiyat. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2020	2021	2022	2023	2024
John R. Desjarlais	John R. Desjarlais	John R. Desjarlais	John R. Desjarlais	John R. Desjarlais
John J. Kuch	John J. Kuch	John J. Kuch	John J. Kuch	John J. Kuch
Celia E. Eckert	Celia E. Eckert	Celia E. Eckert	Celia E. Eckert	Celia E. Eckert
Allen S. Yang	Allen S. Yang	Allen S. Yang	Allen S. Yang	Nancy K. Valente
			Nancy K. Valente	Bart Jan Cornelissen
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K, and therefore use hypothetical values and points in time when pay may not actually have been earned by or delivered to the NEOs.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below.

The following is a summary of the adjustments made to PEO compensation as reported in the SCT to determine PEO

CAP. Certain numbers in this table may not sum due to rounding.

Adjustment to Determine Compensation Actually Paid to PEO
2024
Total compensation from SCT	$6,811,849
Deduction for amounts reported under stock awards in SCT	(1,246,193)
Deduction for amounts reported under option awards in SCT	(4,403,489)
Increase in fair value of awards granted during year that remain outstanding and unvested at year-end	4,975,946
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior year that were outstanding and unvested at year-end	(1,787,709)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior year that vested during the year	(1,786,441)
Compensation actually paid	$2,563,963
The following is a summary of the adjustments made to average non-PEO NEO compensation as reported in the SCT to determine average non-PEO NEO CAP. Certain numbers in the following table may not foot due to rounding.

Adjustment to Determine Average Compensation Actually Paid to Non-PEO NEOs
2024
Average total compensation reported in SCT	$3,137,239
Deduction for amounts reported under stock awards in SCT	(490,907)
Deduction for amounts reported under option awards in SCT	(1,885,137)
Increase in fair value of awards granted during the year that remain outstanding and unvested at year-end	1,621,247
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior year that were outstanding and unvested at year-end	(370,636)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior year that vested during the year	(355,143)
Compensation actually paid	$1,656,663

(4)“TSR” stands for “total shareholder return.” The Peer Group TSR shown in this table utilizes the Nasdaq Biotechnology (“NBI”) Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, for the years reflected in the table above. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.
(5)Net Loss for the year ended December 31, 2023 was updated to reflect the restatement of net loss on the 10-K/A that was filed with the SEC on February 24, 2025. Additional detail can be found in the restated statement of loss and footnote 2.

Description of Relationship Between PEO and Non-PEO NEO CAP and Company TSR
The following chart sets forth the relationship between CAP to our PEO, the average CAP to our non-PEO NEOs, and the Company's and the Company's peers' TSR over the five most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO CAP and Net Income (Loss)
The following chart sets forth the relationship between CAP to our PEO, the average CAP to our non-PEO NEOs, and the Company's and the Company's net loss over the five most recently completed fiscal years.
Under Item 402(v) of Regulation S-K, the information required in this “Pay Versus Performance” section is not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Xencor, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Xencor, Inc. Direct your written request to Xencor, Inc., Attn: Director of Investor Relations, 465 North Halstead Street, Suite 200, Pasadena, California 91107 or contact Celia Eckert at (858) 472-8365. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Celia E. Eckert
April 23, 2025	Secretary
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the consolidated financial statements, is available without charge upon written request to: Corporate Secretary, Xencor, Inc., 465 North Halstead Street, Suite 200, Pasadena, California 91107.

Annex I
Xencor, Inc.
Amended and Restated
2023 Equity Incentive Plan

Adopted by the Board of Directors: April 18, 2025
Approved by the Stockholders: [____], 2025

1.General.
(a)Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(b)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; and (vi) Other Awards.
(c)Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.Shares Subject to the Plan.
(a)Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate of number of shares of Common Stock that may be issued pursuant to Awards will be 9,343,546 shares, plus a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time.
(b)Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 9,343,546 shares.
(c)Share Reserve Operation.
(i)Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), New York Stock Exchange “NYSE”) Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii)Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award. For the avoidance of doubt, with

Annex I
respect to a SAR, only shares of Common Stock that are issued upon settlement of the SAR shall count towards reducing the number of shares available for issuance under the Plan.
(iii)Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3.Eligibility and Limitations.
(a)Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b)Specific Award Limitations.
(i)Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii)Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv)Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c)Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d)Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Annex I
4.Options and Stock Appreciation Rights.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a)Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b)Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.
(c)Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i)by cash or check, bank draft or money order payable to the Company;
(ii)pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S.  Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise, the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv)if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

Annex I
(v)in any other form of consideration that may be acceptable to the Board that is permissible under Applicable Law.
(d)Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e)Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply; provided that, except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration; provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i)Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii)Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f)Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board and vesting conditions may include achievement of one or more performance goals. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, (i) vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service and (ii) the unvested portion of any Options and SARs will accelerate in full upon a termination of the Participant’s Continuous Service due to the Participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting of such Options or SARs will accelerate at 100% of the target performance level upon such termination due to the Participant's death).
(g)Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause or for a reason other than Cause after the occurrence of an event that would be grounds for a termination for Cause, the Participant’s Options and SARs, whether vested or unvested, will terminate and be forfeited immediately upon such termination of Continuous Service, the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service, and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award. If a Participant is suspended pending investigation of whether his or her Continuous Service shall be terminated for Cause, the Participant’s rights to exercise an Option or SAR shall be suspended during the investigation period.

Annex I
(h)Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i)three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii)12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii)18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv)18 months following the date of the Participant’s death if such death occurs within 3 months after the Participant’s Continuous Service terminates for any reason other than Cause.
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i)Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if (i) a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last 30 days of the applicable Post-Termination Exercise Period: (1) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (2) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, or (ii) or the Board has suspended exercisability under Section 4(g) and the Participant is not ultimately terminated for Cause, then, in each such case, the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j)Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a corporate transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(k) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

Annex I
(k)Dividends and Dividend Equivalents. Dividends or dividend equivalents will not be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Option or SAR.
5.Awards Other Than Options and Stock Appreciation Rights.
(a)Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i)Form of Award.
(1)RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2)RSUs: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii)Consideration.
(1)RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine that is permissible under Applicable Law.
(2)RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine that is permissible under Applicable Law.
(iii)Vesting. The Board shall determine any restrictions or conditions to the vesting of a Restricted Stock Award or RSU Award, which may include achievement of one or more performance goals. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service and (ii) the unvested portion of any Restricted Stock Awards and RSU Awards will accelerate in full upon a termination of the Participant’s Continuous Service due to the Participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting of such Restricted Stock Awards and RSU

Annex I
Awards will accelerate at 100% of the target performance level upon such termination due to the Participant's death).
(iv)Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (2) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v)Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, subject to the same restrictions on transferability and forfeitability as the underlying Award with respect to which such dividends or dividend equivalents are granted and subject to such other terms and conditions as determined by the Board and specified in the Award Agreement.
(vi)Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award in a manner intended to comply with Section 409A, as applicable.
(b)Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan and Applicable Law, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.Adjustments Upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan as set forth in Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b)Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not

Annex I
previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Change in Control. The following provisions will apply to Awards in the event of a Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i)Awards May Be Assumed. In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii)Awards Held by Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse, as of a date prior to the effective time of such Change in Control (in each case, contingent upon the effectiveness of the Change in Control) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control. With respect to Awards with performance-based vesting that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Awards will accelerate at 100% of the target performance level upon the occurrence of the Change in Control. With respect to the vesting of Awards that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Change in Control.
(iii)Awards Held by Persons other than Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Change in Control.
(iv)Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Change in Control, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise; for clarity, an Award may be cancelled without payment of any consideration if the value of such property is equal to or less than the exercise price.

Annex I
(d)Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e)No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.Administration.
(a)Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award (and whether and to what degree any applicable performance goals have been attained); (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v)To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience.

Annex I
(vi)To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii)To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii)To submit any amendment to the Plan for stockholder approval.
(ix)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.
(x)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the U.S. (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

Annex I
(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees or Consultants who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation of authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine Fair Market Value.
8.Tax Withholding
(a)Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b)Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.
(c)No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors,

Annex I
Employees or Affiliates in the event that the U.S.  Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S.  Internal Revenue Service.
(d)Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.Miscellaneous.
(a)Source of Shares; Fractional Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise. No fractional shares of Common Stock will be issued or delivered pursuant to this Plan or any Award. The Board or the Committee may determine whether cash, other Awards or other securities or property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.
(b)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is

Annex I
reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g)Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h)Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j)Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k)Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l)Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise

Annex I
expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(m)Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(n)Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan, any provision of the Plan that is inconsistent with Section 409A shall be deemed to be amended to comply with or be exempt from Section 409A and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board, the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o)Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
(p)Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates held by the Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant

Annex I
authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
10.Covenants of the Company.
(a)The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.Severability.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
12.Termination of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
13.Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a)“Adoption Date” means the date the Plan is first approved by the Board.

Annex I
(b)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)“Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange or the Financial Industry Regulatory Authority).
(d)“Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, or any Other Award).
(e)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(f)“Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(g)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Business Conduct and Ethics or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure (within fifteen days following such notice), such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s

Annex I
ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company or members of the Board and by the Company’s Chief Executive Officer or his or her designee with respect to all other Participants. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(i)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, reorganization or similar transaction addressed in clause (ii) below. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (1) on account of the acquisition of securities of the Company directly from the Company, (2) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (3) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)there is consummated a merger, consolidation, reorganization or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation, reorganization or similar transaction or (2) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation, reorganization or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)during any period of 12 consecutive months, individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board and that no individual initially elected

Annex I
or nominated as a member of the Board as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest, shall be considered to be a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an Award Agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in an Award Agreement, the foregoing definition shall apply.
(j)“Code” means the U.S.  Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k)“Committee” means the Compensation Committee of the Board or any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee of the Board in accordance with the Plan.
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Xencor, Inc., a Delaware corporation, and any successor corporation thereto.
(n)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service”

Annex I
as defined under U.S.  Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(p)“Director” means a member of the Board.
(q)“determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(r)“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity after accounting for reasonable accommodations (if applicable and required by Applicable Law) by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)“Effective Date” means the date on which the Plan is initially approved by the Company’s stockholders.
(t)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(u)“Employer” means the Company or the Affiliate that employs the Participant.
(v)“Entity” means a corporation, partnership, limited liability company or other entity.
(w)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities; (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(y)“Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable; (ii) if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; or (iii) in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)“Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. or non-U.S. federal, state, local, municipal, or other government; (iii) governmental or regulatory body, or quasi-

Annex I
governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(aa)“Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(bb) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(cc)“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(dd)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(ee) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(ff)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(gg)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(hh)“Option Agreement” means a written agreement between the Company and the Participant evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ii)“Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of

Annex I
grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, or RSU Award.
(jj)“Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(kk)“Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ll)“Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(mm) “Plan” means this Xencor, Inc. Amended and Restated 2023 Equity Incentive Plan, as amended from time to time.
(nn)“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.
(oo)“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(pp)“Prior Plan” means the Xencor, Inc. 2013 Equity Incentive Plan.
(qq)“Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).
(rr)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ss)“Returning Shares” means shares subject to outstanding awards granted under a Prior Plan and that following the Effective Date are: (i) not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) not issued because such award or any portion thereof is settled in cash in lieu of shares; (iii) forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (iv) withheld or reacquired to satisfy the exercise, strike or purchase price; or (v) withheld or reacquired to satisfy a tax withholding obligation.
(tt)“RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(uu)“RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

Annex I
(vv)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww)“Rule 405” means Rule 405 promulgated under the Securities Act.
(xx)“Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(yy)“Securities Act” means the U.S.  Securities Act of 1933, as amended.
(zz)“Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(aaa)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(bbb)“SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(ccc)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ddd)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(eee)“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

xencor

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Xencor, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 15, 2025

Thursday, June 12, 2025 1:00 PM, Pacific Time

465 North Halstead Street, Suite 200, Pasadena, California 91107

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 1:00 PM, Pacific Time, June 12, 2025.

Internet:
www.proxypush.com/XNCR

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-859-2528

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bassil I. Dahiyat, Bart J. Cornelissen or Celia E. Eckert (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Xencor, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved xencor

Xencor, Inc. Annual Meeting of Stockholders

Please make your marks like this: [X]

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the eight nominees to the Board of Directors named in the accompanying Proxy Statement to serve until the next annual meeting and until their successors are duly elected and qualified;	FOR	WITHHOLD		
	1.01 Dr. Bassil I. Dahiyat	☐	☐		FOR
	1.02 Dr. Ellen G. Feigal	☐	☐		FOR
	1.03 Dr. Kevin C. Gorman	☐	☐		FOR
	1.04 Mr. Kurt A. Gustafson	☐	☐		FOR
	1.05 Dr. Barbara Klencke	☐	☐		FOR
	1.06 Dr. A. Bruce Montgomery	☐	☐		FOR
	1.07 Mr. Richard J. Ranieri	☐	☐		FOR
	1.08 Mr. Todd E. Simpson	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025;	☐	☐	☐	FOR
3.	To approve the proposed amendment and restatement of the Company's 2023 Equity Incentive Plan to increase the number of authorized shares reserved for issuance thereunder by 3,000,000 shares;	☐	☐	☐	FOR
4.	To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers, as disclosed in the accompanying Proxy Statement;	☐	☐	☐	FOR
5.	To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date